Execution Version ASSET PURCHASE AGREEMENT by and among REGIS CORPORATION, FREMONT SOFTWARE, LLC, As Sellers THE BARBERS, HAIRSTYLING FOR MEN & WOMEN, INC., ROOSTERS MGC INTERNATIONAL, LLC, REGIS HOLDINGS (CANADA), LTD., MAGICUTS, LTD., FIRST CHOICE HAIRCUTTERS, LTD., CUTCO ACQUISITION CORP., RPC ACQUISITION CORP., SUPERCUTS, INC. as Franchisors and SOHAM INC, as Buyer June 9, 2022

2 TABLE OF CONTENTS ARTICLE I DEFINITIONS .................................................................................................................................. 2 ARTICLE II PURCHASE AND SALE ................................................................................................................. 14 Section 2.01 Purchase and Sale of Assets. ............................................................................................ 14 Section 2.02 Excluded Assets. ................................................................................................................ 15 Section 2.03 Assumed Liabilities. .......................................................................................................... 16 Section 2.04 Excluded Liabilities. .......................................................................................................... 16 Section 2.05 Purchase Price. .................................................................................................................. 19 Section 2.06 Purchase Price Adjustment. ............................................................................................. 20 Section 2.07 Allocation of Purchase Price. ............................................................................................ 22 Section 2.08 Withholding Tax. ............................................................................................................... 23 Section 2.09 Third Party Consents. ........................................................................................................ 23 Section 2.10 Debt Refinancing Escrow Account. .................................................................................. 23 ARTICLE III CLOSING .................................................................................................................................... 23 Section 3.01 Closing. .............................................................................................................................. 23 Section 3.02 Closing Deliverables. ......................................................................................................... 24 ARTICLE IV REPRESENTATIONS AND WARRANTIES OF SELLERS ................................................................. 26 Section 4.01 Organization and Qualification of Seller Parties. ............................................................ 26 Section 4.02 Authority of Seller Parties. ............................................................................................... 26 Section 4.03 No Conflicts; Consents. ..................................................................................................... 26 Section 4.04 Undisclosed Liabilities. ..................................................................................................... 27 Section 4.05 Absence of Certain Changes, Events and Conditions. ..................................................... 27 Section 4.06 Material Contracts. ........................................................................................................... 29 Section 4.07 Title to Purchased Assets. ................................................................................................. 31 Section 4.08 Condition of Assets. .......................................................................................................... 31 Section 4.09 Intellectual Property. ........................................................................................................ 31 Section 4.10 Data Privacy and Security. ................................................................................................ 33 Section 4.11 Accounts Receivable. ........................................................................................................ 35 Section 4.12 Customers and Vendors. .................................................................................................. 36

3 Section 4.13 Insurance. .......................................................................................................................... 36 Section 4.14 Legal Proceedings; Governmental Orders. ...................................................................... 36 Section 4.15 Compliance With Laws; Permits. ...................................................................................... 37 Section 4.16 Employment Matters. ....................................................................................................... 37 Section 4.17 Taxes.................................................................................................................................. 38 Section 4.18 Brokers. ............................................................................................................................. 40 Section 4.19 Solvency. ........................................................................................................................... 40 Section 4.20 Condition of Hardware. .................................................................................................... 40 Section 4.21 Sufficiency of Reference Data. ......................................................................................... 40 Section 4.22 No Ongoing Obligations. ................................................................................................... 40 Section 4.23 Misrepresentations or Omissions. ................................................................................... 41 ARTICLE V REPRESENTATIONS AND WARRANTIES OF BUYER .................................................................... 41 Section 5.01 Organization of Buyer. ...................................................................................................... 41 Section 5.02 Authority of Buyer. ........................................................................................................... 41 Section 5.03 No Conflicts; Consents. ..................................................................................................... 41 Section 5.04 Brokers. ............................................................................................................................. 42 Section 5.05 Sufficiency of Funds. ......................................................................................................... 42 Section 5.06 Legal Proceedings. ............................................................................................................ 42 ARTICLE VI COVENANTS .............................................................................................................................. 42 Section 6.01 Migration........................................................................................................................... 42 Section 6.02 Sale of Regis Affiliated Brand. .......................................................................................... 42 Section 6.03 Confidentiality. ................................................................................................................. 43 Section 6.04 Non-Competition; Non-Solicitation. ................................................................................ 43 Section 6.05 Books and Records. ........................................................................................................... 44 Section 6.06 Public Announcements. .................................................................................................... 45 Section 6.07 Bulk Sales Laws. ................................................................................................................ 45 Section 6.08 Receivables. ...................................................................................................................... 45 Section 6.09 Transfer Taxes. .................................................................................................................. 45 Section 6.10 Remittance. ....................................................................................................................... 46

4 Section 6.11 Apportionment. ................................................................................................................ 46 Section 6.12 Employment Matters. ....................................................................................................... 46 Section 6.13 Operation of the Business. ............................................................................................... 47 Section 6.14 Treatment of Identified Employees. ................................................................................ 48 Section 6.15 No Alternative Acquisition Proposals. ............................................................................. 49 Section 6.16 Notification of Certain Matters. ....................................................................................... 50 Section 6.17 Reasonable Efforts; Further Assurances; Cooperation. .................................................. 50 Section 6.18 Post-Closing Support. ....................................................................................................... 50 Section 6.19 Master Subscription Agreement. ..................................................................................... 51 Section 6.20 Maintenance of Hardware. .............................................................................................. 51 Section 6.21 Maintenance of Web Domains. ........................................................................................ 51 Section 6.22 Compliance with ProPoint Settlement Agreement. ........................................................ 51 Section 6.23 Payment of ProPoint Indemnity Holdback Amount. ....................................................... 51 ARTICLE VII CONDITIONS TO THE CLOSING ................................................................................................ 51 Section 7.01 Conditions to the Obligations of Each Party. ................................................................... 51 Section 7.02 Conditions to the Obligations of Buyer. ........................................................................... 52 Section 7.03 Conditions to the Obligations of Sellers. ......................................................................... 53 ARTICLE VIII INDEMNIFICATION .................................................................................................................. 53 Section 8.01 Survival. ............................................................................................................................. 53 Section 8.02 Indemnification By Sellers. ............................................................................................... 54 Section 8.03 Indemnification By Buyer. ................................................................................................ 54 Section 8.04 Certain Limitations............................................................................................................ 55 Section 8.05 Indemnification Procedures. ............................................................................................ 56 Section 8.06 Payments. .......................................................................................................................... 57 Section 8.07 Holdback Amounts Release. ............................................................................................. 58 Section 8.08 Tax Treatment of Indemnification Payments. ................................................................. 60 Section 8.09 Effect of Investigation. ...................................................................................................... 60 Section 8.10 Exclusive Remedy. ............................................................................................................ 60 Section 8.11 No Double Recovery. ........................................................................................................ 60

5 ARTICLE IX TERMINATION ........................................................................................................................... 60 Section 9.01 Termination....................................................................................................................... 61 Section 9.02 Effect of Termination. ....................................................................................................... 61 ARTICLE X MISCELLANEOUS ........................................................................................................................ 62 Section 10.01 Expenses. ......................................................................................................................... 62 Section 10.02 Notices. ........................................................................................................................... 62 Section 10.03 Interpretation. ................................................................................................................ 63 Section 10.04 Headings. ......................................................................................................................... 63 Section 10.05 Severability. .................................................................................................................... 63 Section 10.06 Entire Agreement. ........................................................................................................... 63 Section 10.07 Successors and Assigns. .................................................................................................. 64 Section 10.08 No Third-party Beneficiaries. ......................................................................................... 64 Section 10.09 Amendment and Modification; Waiver. ........................................................................ 64 Section 10.10 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. ................................ 64 Section 10.11 Specific Performance. ..................................................................................................... 65 Section 10.12 Counterparts. .................................................................................................................. 65

ASSET PURCHASE AGREEMENT This Asset Purchase Agreement (this “Agreement”), dated as of June 9, 2022, is entered into by and among Regis Corporation, a Minnesota corporation (“Regis”), Fremont Software, LLC, a Delaware limited liability company (“Fremont”) (Regis and Fremont each referred to herein a “Seller” and, together, “Sellers”); The Barbers, Hairstyling for Men & Women, Inc., a Minnesota corporation, Roosters MGC International LLC, a Minnesota limited liability company, Regis Holdings (Canada), Ltd., a Canada company, Magicuts, Ltd., a Canada company, First Choice Haircutters, Ltd., a Canada company, Cutco Acquisition Corp., a Minnesota corporation, RPC Acquisition Corp., a Minnesota corporation, Supercuts, Inc., a Delaware corporation (each of the forgoing, a “Franchisor,” together, “Franchisors” and, collectively with Sellers, “Seller Parties”) and Soham Inc, a Delaware corporation (“Buyer” and, together with Sellers and Franchisors, the “Parties”). RECITALS WHEREAS, Regis or its subsidiaries operate and Franchisors franchise the branded salons located throughout the United States and Canada as listed on Schedule A attached hereto (the “Regis Locations”); WHEREAS, Sellers developed and license to the Regis Locations for a fee a software-as- a-service solution called Opensalon® Pro and other integrated Business Products that are used for, among other things, customer booking, back office/salon management, queue management, point- of-sale, reporting and business intelligence at the Regis Locations (the “Business”); WHEREAS, Sellers wish to sell and assign to Buyer, and Buyer wishes to purchase and assume from Sellers, the Purchased Assets and Assumed Liabilities, all as more specifically provided herein and subject to the terms and conditions set forth herein; WHEREAS, pursuant to Franchise Agreements between the Franchisors and their Franchisees (as defined below), the Regis Affiliates have the right to mandate the Software (as defined herein), used at the Regis Locations for salon management, including appointment booking, queue management, point-of-sale, reporting and business intelligence, inventory management, staff management and mobile support applications; WHEREAS, Buyer and Sellers wish to facilitate the migration of Regis Locations from using their current Software to the Zenoti Software (as defined herein) and Franchisors wish to mandate the Zenoti Software be used at the Regis Locations; and WHEREAS, the Parties wish to enter into a Zenoti Franchise Network Master Subscription Agreement (the “Master Subscription Agreement”) to govern the relationship between the Parties and concerning the Regis Locations following the consummation of the transactions contemplated by this Agreement. NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

2 ARTICLE I DEFINITIONS The following terms have the meanings specified or referred to in this ARTICLE I: “Acceptable Migration Delay” means, with respect to any Regis Location, that such Regis Location shall be treated as a Migrated Location for purposes of determining whether a Migration Payment Amount is payable if: (i) such Regis Location is party to a written contract to license and use the Zenoti Software as of the expiration of the Measurement Period (as hereinafter defined); and (ii) such Regis Location has provided written notice to Buyer prior to the expiration of the Measurement Period of its intention to Migrate but was unable to do so prior to the expiration of the Measurement Period for reasons beyond its control, which may include, but are not limited to, delayed shipment of hardware or installation delays on the part of Buyer. “Accepting Employee” has the meaning set forth in Section 3.02(a)(vii). “Accounts Receivable” has the meaning set forth in Section 2.01(b). “Acquisition Proposal” has the meaning set forth in Section 6.15. “Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, that is civil, criminal, administrative, regulatory or otherwise, whether at law or in equity by or before any Governmental Authority. “Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of twenty-five percent (25%) or more of the voting securities, by contract or otherwise. “Agreement” has the meaning set forth in the preamble. “Allocation Schedule” has the meaning set forth in Section 2.07. “Ancillary Documents” means the Assignment and Assumption Agreement, Intellectual Property Assignments, the Master Subscription Agreement, the Debt Refinancing Escrow Agreement and the other agreements, instruments and documents required to be delivered at the Closing. “Assigned Contracts” has the meaning set forth in Section 2.01(c). “Assignment and Assumption Agreement” has the meaning set forth in Section 3.02(a)(i). “Assumed Liabilities” has the meaning set forth in Section 2.03.

3 “Available Location” means any Regis Location as of the Closing Date, including, for the avoidance of doubt, any Regis Location that is sold to a third party following the Closing Date but prior to the Measurement Date. To determine the number of Available Locations for the purpose of calculating the Migration Payment Amount, Regis may exclude up to two hundred fifty (250) Regis Locations that Regis closes for business permanently, or Regis has identified as closing for business permanently, between the Closing Date and the Measurement Date. “Benefit Plan” means, with respect to any Person, each plan, fund, program, agreement, arrangement, scheme or Contract, including each plan, fund, program, agreement, arrangement or scheme maintained or required to be maintained under applicable Laws, that is at any time sponsored or maintained or required to be sponsored or maintained by such Person or to which such Person makes or has made, or has or has had an obligation to make, contributions providing benefits to the current and former employees, directors, managers, officers, consultants, independent contractors, contingent workers or leased employees of such Person or the dependents of any of them (whether written or oral), or with respect to which such Person has any liability or obligation, including (a) each “welfare” plan (within the meaning of Section 3(1) of ERISA, determined without regard to whether such plan is subject to ERISA), (b) each “pension” plan (within the meaning of Section 3(2) of ERISA, determined without regard to whether such plan is either subject to ERISA or is tax qualified under the Code), (c) each severance plan or agreement, and each other plan providing health, vacation, supplemental unemployment benefit, hospitalization insurance, medical, dental, disability, life insurance, death or survivor benefits, fringe benefits or legal benefits (which may include H1B Visas, other visas or assistance provided to secure the right to work and reside in the United States of America or Canada), and (d) each deferred compensation, bonus, incentive compensation, employee stock ownership, stock purchase, stock option, profit sharing or deferred profit sharing, equity or equity-based plan, compensation or incentive arrangement, or other employee benefit plan, fund, program, agreement or arrangement. “Books and Records” has the meaning set forth in Section 2.01(k). “Business” has the meaning set forth in the recitals. “Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in the State of Washington are authorized or required by Law to be closed for business. “Business IT Systems” means all Software, computer hardware, servers, networks, platforms, peripherals, and similar or related items of automated, computerized, or other information technology (IT) networks and systems (including telecommunications networks and systems for voice, data, and video) owned, leased, licensed, or used (including through cloud- based or other third-party service providers) in the conduct of the Business. “Business Products” means all proprietary Software products and related services of the Business that are currently offered, licensed, sold, distributed, hosted, maintained, supported, or otherwise provided or made available by or on behalf of a Seller or otherwise, used in the operation of the Business or are currently under development by or for a Seller for use in the Business, but excluding Google and Apple integrations, external demand-generation systems, Regis’s internal

4 Real Time Guest Master database (“Fort Knox”), salon brand websites and salon brand mobile applications. “Buyer” has the meaning set forth in the preamble. “Buyer Indemnitees” has the meaning set forth in Section 8.02. “Buyer’s Accountants” means an accountant to be designated following the Closing. “Cap” has the meaning set forth in Section 8.04(a). “Closing” has the meaning set forth in Section 3.01. “Closing Date” means a date mutually agreed by the Parties that is within three (3) business days of the satisfaction or waiver of the last conditions to Closing set forth in ARTICLE VII hereof. “COBRA” shall mean the Consolidated Omnibus Budget Reconciliation Act, as amended. “Code” means the Internal Revenue Code of 1986, as amended. “Contracts” means all contracts, leases, deeds, mortgages, licenses, instruments, notes, commitments, undertakings, indentures, joint ventures and all other agreements, commitments and legally binding arrangements, whether written or oral. “COVID-19” means SARS-CoV-2 or COVID-19, and any natural evolutions thereof or related or associated epidemics, pandemics or disease outbreaks thereof. “Current Assets” means those current assets of the Business set forth in the corresponding line item of Section 2.06(a)(i) of the Disclosure Schedules. “Current Liabilities” means only the current liabilities of the Business set forth in the corresponding line item of Section 2.06(a)(i) of the Disclosure Schedules. “Data Agreements” means all agreements containing provisions involving data privacy or data security to which a Seller is bound. “Data Laws” means all applicable Laws concerning data privacy, consumer or data protection, or information or data security Laws. “Data Policies” means all internal and external policies, notices, and procedures of any Seller regarding privacy, data security, storage, collection, transfer (including cross-border transfers), disclosure, use or processing of Personal Information. “Data Processors” means any third party, vendor, independent contractor that is not an Affiliate of Seller or a franchisee of Franchisors, who Seller engages and allows access to Personal Information or Business IT Systems on which Personal Information is processed, sub-processed or stored (including, for clarity, all information, transactions and records stored or contained

5 therein or transmitted thereby) in connection with the Business, or who on a Seller’s behalf receives, collects, accesses, or otherwise processes Personal Information. “Data Requirements” means, collectively, all Data Laws, Data Agreements, and Data Policies. “Debt Refinancing Escrow Account” means the Debt Refinancing Escrow Account defined in the Debt Refinancing Escrow Agreement in which Buyer will deposit the Debt Refinancing Escrow Amount. “Debt Refinancing Escrow Agreement” means an Escrow Agreement by and among Sellers, Buyer and the Escrow Agent in a form mutually agreeable to Buyer and Regis that governs the escrow and release of the Debt Refinancing Escrow Amount, to be entered into concurrently with the Closing. “Debt Refinancing Escrow Amount” means the amount in cash set forth in Section 1(a) of Schedule B attached hereto that Buyer will withhold from the Purchase Price at Closing and deposit into the Debt Refinancing Escrow Account in accordance with the Debt Refinancing Escrow Agreement in order to provide Buyer with a source of funds for satisfaction of any amounts owing from any Seller Party to any Buyer Indemnitee resulting from Losses required to be indemnified by Seller Parties under ARTICLE VIII of this Agreement. “Debt Refinancing Escrow Survival Date” means the date on which Seller Parties provide evidence satisfactory to Buyer that the aggregate amount of all of Seller Parties’ bank and/or lender debt obligations that mature on or prior to December 31, 2023 is less than $25,000,000. “Direct Claim” has the meaning set forth in Section 8.05(c). “Disclosure Schedules” means the Disclosure Schedules delivered by Sellers, and Franchisors if applicable, concurrently with the execution and delivery of this Agreement. “Disputed Amounts” has the meaning set forth in Section 2.06(b)(iii). “Dollars or $” means the lawful currency of the United States. “Escrow Agent” means a nationally recognized escrow agent that is mutually acceptable to Buyer and Regis. “Encumbrance” means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership. “Excluded Assets” has the meaning set forth in Section 2.02. “Excluded Contracts” has the meaning set forth in Section 2.02(a).

6 “Excluded Liabilities” has the meaning set forth in Section 2.04. “Franchise Agreement” or “Franchise Agreements” mean an agreement between a Seller and a Franchisee that grants such Franchisee the right to use the subsidiaries’ or Sellers’ trademarks and operating systems to provide salon services and products to customers at a specific Regis Location. “Franchisee” means any party that is authorized to operate a Regis Location pursuant to a Contract with Regis or an Affiliate of Regis. “Franchisor” or “Franchisors” means the wholly-owned subsidiaries of Regis Corporation that executed a Franchise Agreement with a Franchisee for a Regis brand as follows: (i) The Barbers, Hairstyling for Men & Women, Inc. franchises the Smartstyle, The Barbers®, The Barbers, Hairstyling for Men & Women® and City Looks® Salon, Cost Cutters Family Hair Care®, BSO Beauty Supply Outlet, Cool Cuts 4 Kids, and Holiday Hair; (ii) Roosters MGC International, LLC franchises Roosters Mens Grooming Centers®; (iii) Regis Holdings (Canada), LTD franchises Supercuts® in Canada; (v) Magicuts, LTD franchises Magicuts salons in Canada; (iv) First Choice Haircutters, LTD franchises First Choice Haircutters® shops in Canada; (v) Cutco Acquisition Corp. franchises Haircrafters® and Great Expectations®; (vi) RPC Acquisition Corp. franchises Pro-Cuts; and (vii) Supercuts, Inc. franchises Supercuts®. “GAAP” means United States generally accepted accounting principles in effect as of the Closing Date. “General Indemnity Holdback Amount” means an amount in cash set forth in Section 2 of Schedule B attached hereto to be retained by Buyer from the Purchase Price due to Sellers at the Closing, in order to provide Buyer with a source of funds for satisfaction of any amounts owing from Sellers to any Buyer Indemnitee resulting from Losses required to be indemnified by Sellers under ARTICLE VIII of this Agreement. “General Indemnity Holdback Payment Amount” has the meaning set forth in Section 8.07(a)(i). “General Indemnity Holdback Survival Date” means the date that is eighteen (18) months following the Closing Date. “Government Contracts” has the meaning set forth in Section 4.06(a)(ix). “Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction. “Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

7 “Hardware Financing Agreements” means any agreements by and between Regis, any Franchisor and any Franchisee that sell to such Franchisee the computer hardware used to operate the Opensalon Pro Software in exchange for Franchisee’s promise to pay to Regis and Franchisors the cost of that computer hardware over time. “Holdback Amounts” means an amount in cash equal to the sum of the General Indemnity Holdback Amount, the ProPoint Indemnity Holdback Amount and the Debt Refinancing Escrow Amount. “Identified Employees” means any employees of Sellers who service the Intellectual Property Assets, as determined by Buyer in its sole discretion and set forth on Schedule C attached hereto. “Indemnified Party” has the meaning set forth in Section 8.05. “Indemnifying Party” has the meaning set forth in Section 8.05. “Independent Accountant” means a nationally recognized firm of independent certified public accountants (other than Buyer’s Accountants or Sellers’ Accountants) selected by mutual agreement of Buyer and Regis. “Intellectual Property” means any and all rights in, arising out of, or associated with any of the following in any jurisdiction throughout the world: (a) issued patents and patent applications (whether provisional or non-provisional), including divisionals, continuations, continuations-in- part, substitutions, reissues, reexaminations, extensions, or restorations of any of the foregoing, and other Governmental Authority-issued indicia of invention ownership (including design patents, certificates of invention, petty patents, and patent utility models) (“Patents”); (b) trademarks, service marks, brands, certification marks, logos, trade dress, trade names, and other similar indicia of source or origin, together with the goodwill connected with the use of and symbolized by, and all common law rights, registrations, applications for registration, and renewals of, any of the foregoing (“Trademarks”); (c) copyrights and works of authorship, whether or not copyrightable, and all registrations, applications for registration, and renewals of any of the foregoing (“Copyrights”); (d) internet domain names and social media account or user names (including “handles”), whether or not Trademarks, all associated web addresses, URLs, websites and web pages, social media sites and pages, and all content and data thereon or relating thereto, whether or not Copyrights; (e) mask works, and all registrations, applications for registration, and renewals thereof; (f) industrial designs, and all registrations, applications for registration, and renewals thereof; (g) trade secrets, know-how, inventions (whether or not patentable), discoveries, improvements, technology, business, financial and technical information, databases, data compilations and collections, tools, methods, processes, techniques, and other confidential and proprietary information and all rights therein (“Trade Secrets”); (h) computer programs, operating systems, applications, firmware and other code, including all source code, binary code, object code, application programming interfaces, data files, databases, protocols, specifications, and other documentation thereof (“Software”); and (i) rights of publicity; and (j) all other intellectual or industrial property and proprietary rights.

8 “Intellectual Property Agreements” means all licenses, sublicenses, subscription agreements, consent to use agreements, settlements, coexistence agreements, covenants not to sue, waivers, releases, permissions and other Contracts, whether written or oral, relating to any Intellectual Property that is used or held for use in the conduct of the Business as currently conducted or proposed to be conducted to which any Seller or Franchisor is a party, beneficiary or otherwise bound. “Intellectual Property Assets” means all Intellectual Property that is owned by any Seller and used or held for use in the conduct of the Business as currently conducted or proposed to be conducted including, for the avoidance of doubt, the Opensalon Pro Software, together with all (i) royalties, fees, income, payments, and other proceeds now or hereafter due or payable to any Seller with respect to such Intellectual Property and (ii) claims and causes of action with respect to such Intellectual Property, whether accruing before, on, or after the date hereof/accruing on or after the date hereof, including all rights to and claims for damages, restitution, and injunctive and other legal or equitable relief for past, present, or future infringement, misappropriation, or other violation thereof. “Intellectual Property Assignment Agreement” has the meaning set forth in Section 3.02(a)(ii). “Intellectual Property Registrations” means all Intellectual Property Assets that are subject to any issuance, registration, or application by or with any Governmental Authority or authorized private registrar in any jurisdiction, including issued Patents, registered Trademarks, domain names and Copyrights, and pending applications for any of the foregoing. “Knowledge of Sellers or Sellers’ Knowledge” or any other similar knowledge qualification, means the actual knowledge of each member of Sellers’ respective management teams and Boards of Directors or equivalents, and the knowledge that each such person would have reasonably obtained after making due and appropriate inquiry with respect to the particular matter in question. “Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other regulatory requirement or rule of law of any Governmental Authority. “Liabilities” means liabilities, Taxes, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise. “Licensed Intellectual Property” means all Intellectual Property in which any Seller holds any rights or interests granted by other Persons, including any of Seller’s Affiliates, that is used or held for use in the conduct of the Business as currently conducted or proposed to be conducted. “Liens” means any lien (statutory or other), encumbrance, hypothecation, defect in title, security interest, preferential right, charge, claim, condition, equitable interest, community property interest, pledge, mortgage, deed of trust, lease, license, right of occupancy, easement,

9 encroachment, right of way, servitude, profit, conservation, deed restriction, conditional and installment sale agreement or other title retention device or arrangement, activity restriction or other restrictive covenant, including restriction on the exercise of any attribute of ownership (including any restrictions on use, voting, transfer, and receipt of income), utility installation or service agreements that create a charge or assessment against the property, or any other encumbrance of any nature whatsoever, together with all documents and instruments evidencing or securing such matter. “Losses” means losses, damages, liabilities, Taxes, deficiencies, Actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers; provided, however, that “Losses” shall not include punitive damages, except to the extent actually awarded to a Governmental Authority or other third party. “Master Subscription Agreement” has the meaning set forth in the recitals. “Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or would reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the business, results of operations or financial condition of the Business, (b) the value of the Purchased Assets, (c) the Regis Locations, or (d) the ability of any Seller to consummate the transactions contemplated hereby on a timely basis; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Business operates; (iii) any changes in financial or securities markets in general; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required or permitted by this Agreement, except pursuant to Section 4.03 and Section 6.10; (vi) any changes in applicable Laws or accounting rules, including GAAP; (vii) the public announcement, pendency or completion of the transactions contemplated by this Agreement or (viii) any epidemic, pandemic or disease outbreak (including, but not limited to, COVID-19); provided further, however, that any event, occurrence, fact, condition or change referred to in clauses (i) through (iv) or (viii) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent that such event, occurrence, fact, condition or change has a disproportionate adverse effect on the Business compared to other participants in the industries in which the Business operates. “Material Contracts” has the meaning set forth in Section 4.06(a). “Material Customers” has the meaning set forth in Section 4.12(a). “Material Vendors” has the meaning set forth in Section 4.12(b). “Measurement Period” means the period beginning on the Closing Date and culminating on the date that is eighteen (18) months following the Closing Date. “Migrate” or “Migration” means (i) for purposes of calculating the number of locations on the Zenoti Software, a Regis Location that is party to a binding written contract with Buyer to

10 begin using the Zenoti Software after the Closing Date, and (ii) for purposes of determining the Migration Payment Amount, a Regis Location that is party to a binding written contract with Buyer to begin using the Zenoti Software after the Closing Date and has commenced using the Zenoti Software. “Migrated Location” means a Regis Location that has Migrated. “Migration Payment Amount” means the amount, in excess of the number of Migrated Locations set forth in Section 3(a) of Schedule B attached hereto, equal to the product of: (i) the number of new Migrated Locations in an applicable calendar quarter during the Measurement Period, multiplied by an amount set forth in Section 3(b) of Schedule B attached hereto, subject to the Acceptable Migration Delay. Additionally, the Migration Payment Amount shall include one- time payments made upon the achievement of the milestones based upon the number of Migrated Locations and the specific time periods ending on May 31, 2023, as set forth in Section 3(c) of Schedule B attached hereto. In no event shall the Migration Payment Amount paid by Buyer to Sellers pursuant to this Agreement exceed Nineteen Million Dollars ($19,000,000). “Migration Payment Report” has the meaning set forth in Section 2.05(b)(i). “Net Assets” means: (a) Current Assets, less (b) Current Liabilities, determined as of the open of business on the Closing Date, in each case calculated in accordance with the Net Assets Example. “Offered Employees” has the meaning set forth in Section 6.12. “Opensalon Pro SaaS and Hardware Agreements” means the license and maintenance agreements by and between Sellers, Franchisors and Franchisees for Opensalon Pro Software and hardware, as listed in Section 2.01(c) of the Disclosure Schedules. “Open Source Software” means any Software that is distributed as “free software,” “open source software,” or pursuant to any license identified as an “open source license” by the Open Source Initiative (www.opensource.org/licenses) or other license that substantially conforms to the Open Source Definition (opensource.org/osd). “Opensalon Pro Software” means Sellers’ proprietary salon management platform Software and software-as-a-service, including, but not limited to, appointment booking, queue management, point-of-sale, reporting and business intelligence, inventory management, staff management and mobile reporting application and all Intellectual Property rights associated with such Software and software-as-a-service. “Permits” means all permits, licenses, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Authorities. “Permitted Encumbrances” has the meaning set forth in Section 4.07. “Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

11 “Personal Information” means any data or information that is regulated by Data Laws and that, alone or in combination with other data or information, allows the identification of or can be linked to or associated with an individual, including name, street address, telephone number, e- mail address, photograph, social security number, customer or account number, IP address, or any information that is otherwise considered personal information, personal data, protected health information, payment card data, or personally identifiable information under applicable Data Laws. For the avoidance of doubt, Personal Information refers both to Personal Information held or processed by any Seller as well as Personal Information held or processed by Data Processors on a Seller’s behalf. “Post-Closing Adjustment” has the meaning set forth in Section 2.06(a)(ii). “Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and, with respect to any taxable period beginning before and ending after the Closing Date, the portion of such taxable period ending on and including the Closing Date. “ProPoint” means ProPoint Solutions, Inc., its successors and assigns. “ProPoint Indemnity Holdback Amount” means an amount in cash set forth in Section 4 of Schedule B attached hereto. “ProPoint Indemnity Holdback Payment Amount” has the meaning set forth in Section 8.07(a)(i). “ProPoint Indemnity Holdback Survival Date” means the date that is the earlier of: (i) the date that is six (6) years plus sixty (60) days following the Closing Date; or (ii) such time as Sellers provide evidence of payment to Buyer demonstrating that Sellers have performed all of their obligations under a written agreement with ProPoint such that: (x) all obligations and liabilities of Seller Parties and their respective successors under the ProPoint Settlement Agreement have been extinguished and satisfied in full and (y) Buyer and its Affiliates are expressly released from all claims of any kind, whether known or unknown, direct or indirect, absolute or contingent, matured or unmatured, foreseeable or unforeseeable, suspected or unsuspected, accrued or unaccrued, previously or presently existing, or hereafter discovered, at law, in equity or otherwise, whether arising by statute, common law, in contract, in tort, or otherwise, of any kind, character, or nature that may arise thereunder: (A) in relation to the Regis Locations, the ProPoint Software, the ProPoint Settlement Agreement or the Migrations, and (B) with respect to any obligations of any Seller Parties, their respective successors, Buyer or its Affiliates with respect thereto. “ProPoint Settlement Agreement” means that certain Agreement for Transition Services, Settlement, and the Release of Certain Known and Unknown Claims effective as of July 1, 2021 by and between ProPoint Solutions, Inc. and Regis. “ProPoint Software” means the proprietary salon management platform Software and software-as-a-service, including, but not limited to, appointment booking, queue management, point-of-sale, reporting and business intelligence, inventory management, staff management and

12 mobile reporting application and all Intellectual Property rights associated with such Software and software-as-a-service developed by ProPoint and used at certain Regis Locations. “Purchase Price” has the meaning set forth in Section 2.05. “Purchase Price Adjustment Statement” has the meaning set forth in Section 2.06(a)(i). “Purchased Assets” has the meaning set forth in Section 2.01. “Real Property” means, collectively, the Owned Real Property and the Leased Real Property. “Regis Affiliate” means any wholly-owned direct or indirect subsidiary of Regis. “Regis Location” has the meaning set forth in the preamble. “Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person. “Retained Employee” means any Identified Employee listed on Schedule 6.12(a) that may not be extended an offer of employment by Buyer pursuant to Section 6.12(a). “Resolution Period” has the meaning set forth in Section 2.06(b)(ii). “Restricted Business” means the Business. “Review Period” has the meaning set forth in Section 2.06(b)(i). “Security Incident” means any occurrence that has resulted in, or is suspected to have resulted in, a material adverse effect in regard to a system (including Business IT Systems) or any Personal Information, including any occurrence that compromises the confidentiality, integrity or availability of any such Business IT System or Personal Information. For the avoidance of doubt, “Security Incident” includes: (a) any act or attempt, successful or unsuccessful, to gain unauthorized access to, disrupt or misuse an Business IT System or Personal Information; (b) any actual or suspected breach of security that could lead to the accidental or unlawful destruction, loss, alteration, unauthorized disclosure of, or access to, Personal Information; and (c) any actual or suspected intrusions, denial of service, or unauthorized entry, access, collection, use, processing, storage, sharing, distribution, transfer, disclosure, or destruction of, any Business IT Systems or Personal Information. “Seller” has the meaning set forth in the preamble. “Seller Indemnitees” has the meaning set forth in Section 8.03. “Seller Parties” has the meaning set forth in the preamble. “Sellers’ Account” means the account specified in Exhibit D.

13 “Sellers’ Accountants” means any of Sellers’ employees or third parties from whom Sellers receive accounting advice. “Service Provider” means any Employee, officer, director, manager or individual independent contractor or consultant of Sellers or any of their Affiliates who principally provides services or who provides any material services to the Business, and any other individual hired or engaged by, or transferred into, the Business between the date hereof and the Closing. “Software” has the meaning set forth in the definition of “Intellectual Property.” “Statement of Objections” has the meaning set forth in Section 2.06(b)(ii). “Supercuts Location” means any Available Location that operates under the Supercuts brand. “Tax Return” means any return, declaration, report, claim for refund, information return or statement or other document relating to Taxes, including any schedule, election, declaration or attachment thereto, and including any amendment, information return, report or supplement thereof. “Taxes” means (i) all U.S. or non-U.S. federal, provincial, state or local taxes, charges, fees, imposts, levies or other assessments, including all income, receipts, gross receipts, capital, share, surplus, sales, use, ad valorem, value added, transfer, franchise, profits, windfall or excess profits, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, goods and services, severance, stamp, conveyance, mortgage, registration, documentary, recording, premium, environmental, natural resources, intangibles, rent, occupancy, disability, workers’ compensation, health care, occupation, alternative minimum, add-on minimum, accumulated earnings, personal holding company, net worth, property and estimated taxes, customs duties, fees, assessments and similar charges (including the obligation to escheat or otherwise turn over abandoned, presumed abandoned or unclaimed property or assets, whether or not currently escheatable or reportable), or other tax of any kind whatsoever and denominated by any name whatsoever, including all interest, penalties, fines, assessments, deficiencies and additions to Tax imposed in connection with any such item whether civil or criminal and whether or not disputed, (ii) any liability in respect of any items described in clause (i) above by reason of (a) being a transferee or successor or by having been a member of a combined, consolidated, unitary or other affiliated group (including pursuant to Treasury Regulations Section 1.1502-6 or any analogous or similar state, local or non-U.S. Law or regulation) or (b) Contract or otherwise. “Territory” means worldwide. “Third Party Claim” has the meaning set forth in Section 8.05(a). “Tipping Basket” has the meaning set forth in Section 8.04(a). “Undisputed Amounts” has the meaning set forth in Section 2.06(b)(iii). “Union” has the meaning set forth in Section 4.16(b).

14 “WARN Act” means the federal Worker Adjustment and Retraining Notification Act of 1988, and similar state, local and foreign laws related to plant closings, relocations and mass layoffs. “Zenoti Software” means the salon management platform Software and software-as-a- service of Buyer as detailed at www.zenoti.com, including, but not limited to, appointment booking, queue management, point-of-sale, reporting and business intelligence, marketing and loyalty capabilities, inventory management, staff management, mobile applications and all other Intellectual Property rights associated with such Software and software-as-a-service. ARTICLE II PURCHASE AND SALE Section 2.01 Purchase and Sale of Assets. Subject to the terms and conditions set forth herein, at the Closing, Sellers shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase from Sellers, free and clear of any Encumbrances other than Permitted Encumbrances, all of each Seller’s right, title and interest in, to and under all of the assets, properties and rights of every kind and nature, whether real, personal or mixed, tangible or intangible (including goodwill), wherever located and whether now existing or hereafter acquired (the “Assets”) (other than the Excluded Assets), that are used or held for use in connection with the Business (collectively, the “Purchased Assets”), including (but not limited to) the following: (a) cash and cash equivalents related to the Business to the extent arising from any prepayments related to services to be performed following the Closing Date; (b) all accounts or notes receivable held by Sellers, and any security, claim, remedy or other right related to any of the foregoing to the extent arising after the Closing Date and related to the Business and listed in Schedule 2.01(b) of the Disclosure Schedules (“Accounts Receivable”); (c) all Contracts, including the Intellectual Property Agreements, set forth on Section 2.01(c) of the Disclosure Schedules (the “Assigned Contracts”); (d) the Opensalon Pro Software and all associated Business Products; (e) all Intellectual Property Assets of Sellers used or relied upon in the operation or ownership of the Business or currently under development by or for Sellers for use in or ownership of the Business, including those Intellectual Property Assets set forth on Section 2.01(d) of the Disclosure Schedules, along with any Intellectual Property Assets reasonably necessary, useful or used to conduct the Business, including any Intellectual Property Registrations related to the business, including the www.Opensalon.com and www.Opensalon.co domain names; (f) all Permits which are held by Sellers and required for the conduct of the Business as currently conducted or for the ownership and use of the Purchased Assets, as set forth in Section 4.15(b) of the Disclosure Schedules;

15 (g) all rights to any Actions of any nature available to or being pursued by any Seller to the extent related to the Business, the Purchased Assets or the Assumed Liabilities, whether arising by way of counterclaim or otherwise, if not specifically listed as an Excluded Liability; (h) all prepaid expenses, credits, advance payments, claims, security, refunds, rights of recovery, rights of set-off, rights of recoupment, deposits, charges, sums and fees solely to the extent arising on or after the Closing Date and related to the Business (other than with respect to Taxes); (i) all of Sellers’ rights under warranties, indemnities and all similar rights against third parties to the extent related to the Business, any Purchased Assets or the Assumed Liabilities. The foregoing shall specifically exclude Franchisors’ rights under any Franchise Agreement as set forth on Section 2.01(i) of the Disclosure Schedules, provided that nothing in this Section 2.01(i) shall limit any covenant of any Seller Party to exercise its rights under any Franchise Agreement or otherwise to facilitate Migrations following the Closing Date; (j) all insurance benefits, including rights and proceeds, arising from or relating to the Business, the Purchased Assets or the Assumed Liabilities arising after the Closing Date, or arising prior to the Closing Date, to the extent that such insurance benefits are payable in connection with any impairment of the Purchased Assets; (k) copies of all books and records in Regis’ possession that relate to the Assigned Contracts, the Intellectual Property Assets set forth in Section 2.01(d) and the Assumed Liabilities, the operation of the Business, or the use and operation of the Purchased Assets, including, but not limited to, books of account, ledgers and general, Tax, financial and accounting records and workpapers including Tax Returns, machinery and equipment maintenance files, customer lists, customer purchasing histories, price lists, distribution lists, vendor lists, production data, quality control records and procedures, customer complaints and inquiry files, research and development files, records and data (including all correspondence with any Governmental Authority), sales material and records (including pricing history, total sales, terms and conditions of sale, sales and pricing policies and practices), strategic plans, internal financial statements, marketing and promotional surveys, material and research and files and for avoidance of doubt, excluding any corporate minutes, resolutions or similar records pertaining to Sellers (collectively, the “Books and Records”); (l) all goodwill and the going concern value of Sellers to the extent related to the Purchased Assets; and (m) the Current Assets. Section 2.02 Excluded Assets. Notwithstanding the foregoing, the Purchased Assets shall not include the following Assets (collectively, the “Excluded Assets”): (a) cash and cash equivalents related to the Business to the extent received for services delivered by Sellers prior to the Closing Date,

16 (b) all accounts or notes receivable arising from or related to the Business and held by Sellers, as well as any security, claim, remedy or other right arising from or related to any of the foregoing to the extent received for services of the Business that were delivered by Sellers prior to the Closing Date; (c) Contracts, including Intellectual Property Agreements and any Hardware Financing Agreements that are not Assigned Contracts (the “Excluded Contracts”) and do not relate to the Business; (d) the corporate seals, organizational documents, minute books, stock books, books of account or other records having to do with the corporate organization of any Seller but excluding those items set forth in Section 2.01(k); (e) all refunds of Taxes to the extent the Taxes being refunded are Excluded Taxes; (f) any Permits held by Sellers that do not relate to the Purchased Assets or the Business as described in Section 2.02(f) of the Disclosure Schedules; (g) all other Assets of Sellers that are not Purchased Assets as described in Section 2.02(g) of the Disclosure Schedules; (h) all mobile applications relating to any of Sellers’ brands; (i) all inventory of Sellers used in the Business, including hardware; and (j) the rights which accrue or will accrue to Sellers under this Agreement and the Ancillary Documents. Section 2.03 Assumed Liabilities. Subject to the terms and conditions set forth herein, on the Closing Date, Buyer shall assume and agree to pay, perform and discharge only the following Liabilities of Sellers (collectively, the “Assumed Liabilities”), and no other Liabilities: (a) all Liabilities in respect of the Assigned Contracts and Intellectual Property Assets used in connection with the Business, but only to the extent arising after the Closing Date, incurred in the ordinary course of business, and not related to any failure to perform, improper performance, breach, default or violation by Sellers on or prior to the Closing Date; (b) the Current Liabilities described in Section 2.03(b) of the Disclosure Schedules, except the Liabilities related to the ProPoint Settlement Agreement, as set forth in Section 2.04(o); and (c) for any Offered Employee who accepts an offer of employment from Buyer pursuant to Section 4.16, any payments or other obligations with respect to any H1B visa or other visa applications with respect to such employees, where applicable, other than any such obligations related to such Offered Employees’ employment with Sellers prior to the Closing Date. Section 2.04 Excluded Liabilities. Notwithstanding the provisions of Section 2.03 or any other provision in this Agreement to the contrary, Buyer shall not assume and shall not be

17 responsible to pay, perform or discharge any Liabilities of Sellers or any of its Affiliates of any kind or nature whatsoever other than the Assumed Liabilities (the “Excluded Liabilities”). Sellers shall, and shall cause each of their Affiliates to, pay and satisfy in due course all Excluded Liabilities that Sellers are obligated to pay and satisfy to effectuate the sale of the Purchased Assets to Buyer as contemplated in this Agreement. For avoidance of doubt, the Parties agree that the Excluded Liabilities shall include the following: (a) any Liabilities of Sellers or any Regis Affiliates arising out of or incurred in connection with the negotiation, preparation, investigation and performance of this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby, including, without limitation, fees and expenses of counsel, accountants, consultants, advisers and others; (b) any Liability for (i) Taxes of Sellers (or any stockholder or Affiliate of any Seller, including any Regis Affiliate) or relating to the Business, the Purchased Assets or the Assumed Liabilities for any Pre-Closing Tax Period (other than any included in the Current Liabilities); (ii) Taxes of Sellers that arise out of the consummation of the transactions contemplated hereby or that are the responsibility of Sellers pursuant to Section 6.09; or (iii) any Liability of any Seller (or any stockholder or Affiliate of any Seller) for any amount of Taxes (other than any included in Current Liabilities) which are imposed on Sellers (or any stockholder or Affiliate of any Seller) or measured by the income of Sellers (or any stockholder or Affiliate of any Seller) (collectively, “Excluded Taxes”); (c) any Liabilities of Sellers, Franchisors or any Regis Affiliates that are not Assumed Liabilities nor relate to or arise out of the Excluded Assets; (d) any Liabilities of Sellers, Franchisors or any Regis Affiliates resulting from or arising in connection with any pending, threatened or settled Action arising out of, relating to or otherwise in respect of the operation of the Business or the Purchased Assets prior to the Closing Date, including (without limitation) all obligations of Sellers or their Affiliates to ProPoint; (e) any product Liability of Sellers, Franchisors or any Regis Affiliates or claim for injury to a Person or property which arises out of or is based upon any express or implied representation, warranty, agreement or guaranty made by Sellers, or by reason of the improper performance or malfunctioning of a product, improper design or manufacture, failure to adequately package, label or warn of hazards or other related product defects of any products at any time manufactured or sold or any service performed by Sellers on or prior to the Closing Date; (f) any recall of any products manufactured or sold or any service performed by Sellers, Franchisors or any Regis Affiliates on or prior to the Closing Date; (g) any Liabilities of Sellers, Franchisors or any Regis Affiliates arising under or in connection with, prior to the Closing Date, any Benefit Plan providing benefits to any present or former employee of any Seller; (h) any Liabilities of Sellers or any Regis Affiliates for any present or former employees, officers, directors, retirees, independent contractors or consultants of any Seller, including, without limitation, any Liabilities associated with any claims for wages or other benefits,

18 bonuses, accrued vacation, workers’ compensation, severance, retention, termination, H1B visa or other visa, or other payments (other than any included in the Current Liabilities and, for the avoidance of doubt, any Liabilities that relate to any claims by Identified Employees in connection with any period relating to their service with Buyer prior to the Closing Date); (i) any trade accounts payable of Sellers, Franchisors or any Regis Affiliates (other than any included in the Current Liabilities but are not Assumed Liabilities) (i) which constitute intercompany payables owing to Affiliates of any Seller, (ii) which constitute debt, loans or credit facilities to financial institutions or (iii) which did not arise in the ordinary course of business; (j) any Liabilities of Sellers, Franchisors or any Regis Affiliates relating or arising from unfulfilled commitments, quotations, purchase orders, customer orders or work orders that (i) do not constitute part of the Purchased Assets, Assumed Liabilities or Current Liabilities or (ii) did not arise in the ordinary course of business; (k) any Liabilities to indemnify, reimburse or advance amounts to any present or former officer, director, employee or agent of Sellers (including with respect to any breach of fiduciary obligations by same), except for indemnification of Seller Indemnities pursuant to Section 8.03 herein or, for avoidance of doubt, in connection with any period of service by Identified Employees to Buyer on or after the Closing Date; (l) any Liabilities that are not Assumed Liabilities arising under or pursuant to the Excluded Contracts or any other Contracts, including (without limitation) (i) Intellectual Property Agreements which: (A) are not validly and effectively assigned to Buyer pursuant to this Agreement, (B) do not conform to the representations and warranties with respect thereto contained in this Agreement, or (C) arise out of or relate to a breach by a Seller or a Regis Affiliate of such Contracts occurring prior to Closing; and (ii) the website and mobile application development portion of the Ideas2IT agreement that is an Assumed Contract described in Section 2.01(c) of the Disclosure Schedule; (m) any Liabilities arising from Seller’s Knowledge of any actual or potential infringement, misappropriation, or other violation of the Intellectual Property of any Person by a Seller or a Regis Affiliate in the conduct of Business prior to the Closing Date; (n) any Liabilities associated with debt, loans or credit facilities of any Seller and/or the Business owing to financial institutions; (o) any Liabilities arising from the ProPoint Settlement Agreement, including any amounts owed by a Seller or any Regis Affiliate in connection with any breach thereof; (p) any obligations relating to maintenance or support of any hardware pursuant to any Opensalon Pro SaaS and Hardware Agreement by and between any Seller and any Franchisee; (q) any lease of real property by any Seller; and (r) any Liabilities arising out of, in respect of or in connection with the failure by any Seller or any of their Affiliates to comply with any Law or Governmental Order.

19 Section 2.05 Purchase Price; Payment of Contingent Consideration. Upon the terms and subject to the satisfaction of the conditions contained in this Agreement, in consideration of Sellers’ sale, assignment, conveyance, transfer and delivery of the Purchased Assets to Buyer: (a) Purchase Price. At the time of Closing, the aggregate purchase price for the Purchased Assets shall be the sum of (a) Twenty Million Dollars ($20,000,000), subject to adjustment pursuant to Section 2.06 hereof, plus (b) the Migration Payment Amount, if any, when due and payable pursuant to this Section 2.05 up to a maximum amount of Nineteen Million Dollars ($19,000,000) (together, the “Purchase Price”). The Purchase Price shall be paid by Buyer to Sellers as provided in Section 3.02. Buyer shall withhold the General Indemnity Holdback Amount and the ProPoint Indemnity Holdback Amount from the amount of the Purchase Price paid to Sellers at the Closing and retain such amounts pursuant to Section 8.07(a) and Section 8.07(b), respectively. In addition, at the Closing, Buyer shall deliver the Debt Refinancing Escrow Amount to the Escrow Agent in lieu of paying such amount to Sellers. (b) Migration Payment Reports. (i) Within thirty (30) days following the end of each calendar quarter during the Measurement Period, Buyer will deliver to Regis a report setting out the number of Migrated Locations for such calendar quarter, together with reasonably detailed supporting evidence thereof (each, a “Migration Payment Report”). (ii) Each Migration Payment Report will be final and binding for all purposes of this Agreement unless Sellers provide written notice of disagreement (“Notice of Disagreement”) to Buyer within fifteen (15) days following the receipt of such Migration Payment Report. The Notice of Disagreement shall be made via electronic mail to finance@zenoti.com and shall specify, in reasonable detail, the nature of any disagreement so asserted. (iii) During a period of thirty (30) days following Buyer’s receipt of a Notice of Disagreement, Sellers and Buyer shall attempt to resolve the differences and disagreements with respect to the matters specified in such Notice of Disagreement. At the end of such thirty (30)-day period, if Sellers and Buyer fail to reach agreement with respect to all such matters specified in the Notice of Disagreement, the disputed matter may be submitted at any time thereafter by either Buyer or Sellers to be resolved by the Independent Accountant who, acting as experts and not arbitrators, shall resolve the disputed matters only and make any adjustments to the Migration Payment Amount, as the case may be. The Parties agree that all adjustments shall be made without regard to materiality. The Independent Accountant shall only decide the specific items under dispute by the Parties and its decision for each Disputed Amount must be within the range of values assigned to each such item in the Migration Payment Report and the Notice of Disagreement, respectively. (c) Migration Payments. Upon the resolution of any dispute in the manner set forth in Section 2.05(b), Buyer shall promptly (but in any event no later than thirty (30) days following the later of the resolution of such dispute or satisfaction) pay to Sellers by wire transfer to Sellers’

20 Account, in immediately available funds, the Migration Payment Amount due that is finally determined. The total of all Migration Payment Amounts payable by Buyer to Sellers pursuant to this Agreement, but excluding any late fees, shall in no event exceed Nineteen Million Dollars ($19,000,000), as provided in Section 2.05(a) herein. If Buyer fails to make any Migration Payment, to the extent not in dispute, when due under this Agreement, and fails to cure such non-payment within ten (10) business days following receipt of written notice thereof from Sellers, then, in addition to all other remedies that may be available, Sellers may charge interest on the past due amount at the rate of one and a half percent (1.5%) per month or, if lower, the highest rate permitted under applicable Law. (d) Post-Closing Operations. Buyer has the right to conduct the Business in its sole discretion after Closing, provided that Buyer shall not, directly or indirectly, take any actions in bad faith for the purpose of avoiding or reducing any Migration Payment Amount or any Migrations. Nothing in this Agreement creates a fiduciary duty on the part of Buyer to Sellers in respect of any Migration Payment Amount. (e) Right of Set-off. Buyer shall have the right to withhold and set off against any amount otherwise payable pursuant to Section 2.05(c) the amount of any Losses to which any Buyer Indemnified Party may be entitled under Section 8.02 of this Agreement or any other Ancillary Document. (f) No Security. The Parties understand and agree that, except as described in Section 4.05(e) of the Disclosure Schedules: (i) the contingent rights to receive any Migration Payment Amount shall not be represented by any form of certificate or other instrument, are not transferable, except by operation of Laws relating to descent and distribution, divorce and community property, and do not constitute an equity or ownership interest in Buyer, (ii) no Seller shall have any rights as a securityholder of Buyer as a result of such Seller’s contingent right to receive any Migration Payment Amount hereunder, and (iii) no interest is payable with respect to any or Migration Payment Amount. (g) Tax Treatment. For all Tax purposes, the Parties shall treat the Migration Payment Amounts paid to Sellers pursuant to this Section 2.05 as a portion of the Purchase Price (except to the extent of any portion treated as imputed interest under Section 483 of the Code and Treasury Regulations Section 1.1275-4(c)). None of the Parties shall take any position inconsistent therewith in any Tax Returns, in any tax refund claim, in any litigation, or otherwise. Section 2.06 Purchase Price Adjustment. (a) Post-Closing Adjustment. (i) Within sixty (60) days after the Closing Date, Buyer shall prepare and deliver to Sellers (A) a good faith statement (the “Purchase Price Adjustment Statement”) setting forth its calculation of Net Assets, which statement shall be in the form of Section 2.06(a)(i) of the Disclosure Schedules (the “Purchase Price Adjustment Example”), and (B) a certificate of the Chief Financial Officer of Buyer that the Purchase Price Adjustment Statement was prepared in accordance with the Purchase Price Adjustment Example.

21 (ii) The “Post-Closing Adjustment” shall be an amount equal to the Net Assets. If the Post-Closing Adjustment is a positive number, Buyer shall pay to Sellers an amount equal to the Post-Closing Adjustment. If the Post-Closing Adjustment is a negative number, Sellers shall pay to Buyer an amount equal to the Post-Closing Adjustment. (b) Examination and Review. (i) Examination. After receipt of the Purchase Price Adjustment Statement, Sellers shall have thirty (30) days (the “Review Period”) to review the Purchase Price Adjustment Statement. During the Review Period, Sellers and Sellers’ Accountants shall have full access to the relevant books and records of Buyer, the personnel of, and work papers prepared by, Buyer and/or Buyer’s Accountants to the extent that they relate to the Purchase Price Adjustment Statement and to such historical financial information (to the extent in Buyer’s possession) relating to the Purchase Price Adjustment Statement as Sellers may reasonably request for the purpose of reviewing the Purchase Price Adjustment Statement and to prepare a Statement of Objections (defined below), provided, that such access shall be in a manner that does not interfere with the normal business operations of Buyer. (ii) Objection. On or prior to the last day of the Review Period, Sellers may object to the Purchase Price Adjustment Statement by delivering to Buyer a written statement setting forth Sellers’ objections in reasonable detail, indicating each disputed item or amount and the basis for Sellers’ disagreement therewith (the “Statement of Objections”). The Statement of Objections shall be delivered via electronic mail to the attention of Sellers Chief Executive Officer at matthew.doctor@regiscorp.com, with a copy to Kersten.zupfer@regiscorp.com, jd@regiscorp.com and legal_dept@regiscorp.com. If Sellers fail to deliver the Statement of Objections before the expiration of the Review Period, the Purchase Price Adjustment Statement and the Post-Closing Adjustment, as the case may be, reflected in the Purchase Price Adjustment Statement shall be deemed to have been accepted by Sellers. If Sellers deliver the Statement of Objections before the expiration of the Review Period, Buyer and Sellers shall negotiate in good faith to resolve such objections within thirty (30) days after the delivery of the Statement of Objections (the “Resolution Period”), and, if the same are so resolved within the Resolution Period, the Post-Closing Adjustment and the Purchase Price Adjustment Statement with such changes as may have been previously agreed in writing by Buyer and Sellers, shall be final and binding. (iii) Appointment of Independent Accountant. If an Independent Accountant is required to be appointed pursuant to Section 2.06(b)(iv), the Parties shall appoint such Independent Accountant by mutual agreement within three (3) Business Days following the end of the Resolution Period.

22 (iv) Resolution of Disputes. If Sellers and Buyer fail to reach an agreement with respect to all of the matters set forth in the Statement of Objections before expiration of the Resolution Period, then any amounts remaining in dispute (“Disputed Amounts” and any amounts not so disputed, the “Undisputed Amounts”) shall be submitted for resolution to the Independent Accountant who, acting as experts and not arbitrators, shall resolve the Disputed Amounts only and make any adjustments to the Post-Closing Adjustment, as the case may be, and the Purchase Price Adjustment Statement. The Parties agree that all adjustments shall be made without regard to materiality. The Independent Accountant shall only decide the specific items under dispute by the Parties and their decision for each Disputed Amount must be within the range of values assigned to each such item in the Purchase Price Adjustment Statement and the Statement of Objections, respectively. (v) Fees of the Independent Accountant. The fees and expenses of the Independent Accountant shall be paid by Sellers, on the one hand, and Buyer, on the other hand, based upon the percentage that the amount actually contested but not awarded to Sellers or Buyer, respectively, bears to the aggregate amount actually contested by Sellers and Buyer. (vi) Determination by Independent Accountant. The Independent Accountant shall make a determination as soon as practicable within 30 days (or such other time as the Parties shall agree in writing) after their engagement, and their resolution of the Disputed Amounts and their adjustments to the Purchase Price Adjustment Statement and/or the Post-Closing Adjustment shall be conclusive and binding upon the Parties. (c) Payments of Post-Closing Adjustment. Except as otherwise provided herein, any payment of the Post-Closing Adjustment, together with interest calculated as set forth below, shall (A) be due (x) within five (5) Business Days of acceptance of the applicable Purchase Price Adjustment Statement or (y) if there are Disputed Amounts, then within five (5) Business Days of the resolution described in clause (v) above; and (B) be paid by wire transfer of immediately available funds (i) if owed by Buyer to Sellers, to Sellers’ Account, or (ii) if owed by Sellers to Buyer, such account as directed by Buyer. (d) Adjustments for Tax Purposes. Any payments made pursuant to Section 2.06 shall be treated as an adjustment to the Purchase Price by the Parties for Tax purposes, unless otherwise required by Law. Section 2.07 Allocation of Purchase Price. Sellers and Buyer agree that the Purchase Price and the Assumed Liabilities (plus other relevant items) shall be allocated among the Purchased Assets for purposes of Section 1060 of the Code and the Treasury Regulations promulgated thereunder in accordance with the methodology set forth on Schedule 2.07 (the “Allocation Schedule”). A draft of the Allocation Schedule shall be prepared by Buyer and delivered to Sellers within thirty (30) days following the Closing Date. If Sellers notify Buyer, in writing, that Sellers object to one or more items reflected in the Allocation Schedule, then Buyer

23 and Sellers shall negotiate in good faith to resolve such dispute in accordance with the procedures set forth in Section 2.06(b). Buyer and Sellers shall file all Tax Returns (including amended returns and claims for refund) and information reports in a manner consistent with the Allocation Schedule. Such notice shall be made in writing via electronic mail (a) to Seller to kersten.zupfer@regiscorp.com, or (b) to Buyer to finance@zenoti.com. Any adjustments to the Purchase Price pursuant to Section 2.06 herein shall be allocated in a manner consistent with the Allocation Schedule. Section 2.08 Withholding Tax. Buyer shall be entitled to deduct and withhold from any amounts payable pursuant to or as contemplated by this Agreement all Taxes that Buyer may be required to deduct and withhold under any provision of Law. All such withheld amounts shall be treated as delivered to the Person in respect of which such deduction and withholding was made. Section 2.09 Third Party Consents. To the extent that a Seller’s rights under any Contract or Permit constituting a Purchased Asset and set forth on Section 3.02(a)(v) of the Disclosure Schedules may not be assigned to Buyer without the consent of another Person which has not been obtained, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, and each applicable Seller, at its expense, shall use its reasonable best efforts to obtain any such required consent(s) as promptly as possible. If any such consent shall not be obtained or if any attempted assignment would be ineffective or would impair Buyer’s rights under the Purchased Asset in question so that Buyer would not in effect acquire the benefit of all such rights, Sellers, to the maximum extent permitted by law and the Purchased Asset, shall use commercially reasonable efforts to act after the Closing as Buyer’s agent in order to obtain for it the benefits thereunder and shall cooperate, to the maximum extent permitted by Law and the Purchased Asset, with Buyer in any other commercially reasonable arrangement designed to provide such benefits to Buyer. Notwithstanding any provision in this Section 2.09 to the contrary, Buyer shall not be deemed to have waived its rights under Section 3.02(a)(v) hereof unless and until Buyer either provides written waivers thereof or elects to proceed to consummate the transactions contemplated by this Agreement at Closing. Section 2.10 Debt Refinancing Escrow Account. In accordance with the Debt Refinancing Escrow Agreement, Buyer shall deposit or cause to be deposited with the Escrow Agent the Debt Refinancing Escrow Amount, to be held for the purpose of securing the indemnification obligations of the Seller Parties set forth in this Agreement. ARTICLE III CLOSING Section 3.01 Closing. Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the “Closing”) will take place on the Closing Date, subject, however, to the prior satisfaction (or waiver) of the conditions set forth in Article VII (not including conditions which are to be satisfied by actions taken at the Closing), unless another time, date or place is agreed to in writing by the Parties. The “Closing Date” shall be the date on which the Closing is consummated. The Closing may be effectuated by the delivery of documents via electronic signature program such as DocuSign if permitted by Law, e-mail,

24 facsimile, overnight delivery service or courier. The consummation of the transactions contemplated by this Agreement to occur at the Closing shall be deemed to occur at 8:00 a.m. (Eastern Time) on the Closing Date. Except as otherwise provided herein or in the Ancillary Documents, all proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceedings shall be deemed taken nor documents deemed executed or delivered until all have been taken, executed and delivered. Section 3.02 Closing Deliverables. (a) At the Closing, Sellers shall deliver to Buyer the following: (i) an assignment and assumption agreement in the form of Exhibit A hereto (the “Assignment and Assumption Agreement”) and duly executed by Seller, effecting the assignment to and assumption by Buyer of the Purchased Assets and the Assumed Liabilities; (ii) an assignment in the form of Exhibit B hereto (the “Intellectual Property Assignment Agreement”) and duly executed by each applicable Seller, transferring all of each Seller’s right, title and interest in and to the Intellectual Property Assets that constitute Purchased Assets to Buyer; (iii) the Master Subscription Agreement in the form of Exhibit C hereto (the “Master Subscription Agreement”) and duly executed by each applicable Seller; (iv) A duly completed and executed IRS Form W-9 from each Seller dated as of the Closing Date; (v) the consents listed on Section 3.02(a)(v) of the Disclosure Schedules; (vi) documentation satisfactory to Buyer in its sole discretion evidencing the release, or authorizing the release, of any Encumbrances existing as of the Closing Date on any of the Purchased Assets except with regard to any Assumed Liabilities as expressly approved by Buyer; (vii) documentation satisfactory to Buyer that each of the Offered Employees that has accepted an offer of employment with Buyer (each, an “Accepting Employee”) effective following the Closing has been terminated by the applicable Seller; (viii) to the extent reasonably practicable, and within ninety (90) days after Closing, all SuperSalon data for all Franchisees using the SuperSalon branded Software which is stored in Sellers’ data warehouse that is used by Sellers to migrate customers from the SuperSalon branded Software to the Opensalon Pro Software;

25 (ix) a catalogue of Sellers’ products that Sellers maintain for purposes of syncing the Opensalon Pro Software; (x) evidence reasonably satisfactory to Buyer that any and all Liens on the Purchased Assets have been released or will be released at Closing; and (xi) such other customary instruments of transfer, assumption, filings or documents, in form and substance reasonably satisfactory to Buyer, as may be required to give effect to this Agreement; and (xii) a completed copy of the Debt Refinancing Escrow Agreement duly executed by the Sellers. (b) At the Closing, Buyer shall deliver to Sellers the following: (i) the Purchase Price less the Holdback Amounts by wire transfer of immediately available funds to an account designated in writing by Sellers to Buyer; (ii) the Assignment and Assumption Agreement duly executed by Buyer; (iii) the Intellectual Property Assignment Agreement duly executed by Buyer; (iv) the Master Subscription Agreement duly executed by Buyer; and (v) a completed copy of the Debt Refinancing Escrow Agreement duly executed by the Buyer. (c) At the Closing, Buyer shall deliver to the Escrow Agent the following: (i) the Debt Refinancing Escrow Amount by wire transfer of immediately available funds in accordance with the Escrow Agreement; and (ii) a completed copy of the Debt Refinancing Escrow Agreement duly executed by the Buyer. (d) At the Closing, Sellers shall deliver to the Escrow Agent the following: (i) a completed copy of the Debt Refinancing Escrow Agreement duly executed by the Sellers.

26 ARTICLE IV REPRESENTATIONS AND WARRANTIES OF SELLER PARTIES Except as set forth in the correspondingly numbered Section of the Disclosure Schedules, Sellers and, where applicable, Franchisors, jointly and severally represent and warrant to Buyer that the statements contained in this ARTICLE IV are true and correct as of the date hereof and as of the Closing Date as though made as of the Closing Date, as follows: Section 4.01 Organization and Qualification of Seller Parties. Each Seller Party is duly organized, validly existing and in good standing under the Laws of the state of its incorporation and, along with its Affiliates, has full corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on the Business as currently conducted. Section 4.01 of the Disclosure Schedules sets forth each jurisdiction in which Seller Parties are licensed or qualified to do business, and Seller Parties are duly licensed or qualified to do business and is in good standing in each jurisdiction in which the ownership of the Purchased Assets or the operation of the Business as currently conducted makes such licensing or qualification necessary. Section 4.02 Authority of Seller Parties. Each Seller Party has full corporate power and authority to enter into this Agreement and the Ancillary Documents to which such Seller Party is a party, to carry out its obligations hereunder and thereunder, including causing its Affiliates to carry out its obligations hereunder, whether pursuant to an agreement with an Affiliate, pursuant to the terms of an operating manual or otherwise, where applicable, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Seller Parties of this Agreement and any Ancillary Document to which any Seller Party is a party, the performance by each Seller Party of its obligations hereunder and thereunder and the consummation by Seller Parties of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of each Seller Party and its Affiliates. This Agreement has been duly executed and delivered by Seller Parties, and (assuming due authorization, execution and delivery by Buyer) this Agreement constitutes a legal, valid and binding obligation of Seller Parties enforceable against each Seller Party in accordance with its terms subject to general principles of equity and except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general application relating to creditors’ rights generally, and subject to laws governing specific performance, injunctive relief and other equitable remedies. When each Ancillary Document to which a Seller Party is or will be a party has been duly executed and delivered by such Seller Party (assuming due authorization, execution and delivery by each other party thereto), such Ancillary Document will constitute a legal and binding obligation of such Seller Party enforceable against it in accordance with its terms. Section 4.03 No Conflicts; Consents. The execution, delivery and performance by Seller Parties of this Agreement and the Ancillary Documents to which they are parties, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the operating agreement or other organizational documents of any Seller Party; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to any Seller Party or the Purchased Assets; (c) except as set forth in Section 4.03 of the Disclosure Schedules,

27 require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any Contract or Permit to which any Seller Party is a party or by which any Seller Party is bound or to which any of the Purchased Assets are subject (including any Assigned Contract); or (d) result in the creation or imposition of any Encumbrance other than Permitted Encumbrances on the Purchased Assets. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Seller Parties in connection with the execution and delivery of this Agreement or any of the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby. Section 4.04 Undisclosed Liabilities. Since December 31, 2021, Sellers have no Liabilities with respect to the Purchased Assets, except for the Current Liabilities and those which have been incurred in the ordinary course of business consistent with past practice which are not, individually or in the aggregate, material in amount. Section 4.05 Absence of Certain Changes, Events and Conditions. Since December 31, 2021, and other than in the ordinary course of business consistent with past practice, there has not been any: (a) event, occurrence or development that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (b) material change in cash management practices and policies, practices and procedures with respect to collection of Accounts Receivable, establishment of reserves for uncollectible Accounts Receivable, accrual of Accounts Receivable, inventory control, prepayment of expenses, payment of trade accounts payable, accrual of other expenses, deferral of revenue and acceptance of customer deposits; (c) except as described in Section 4.05(c) of the Disclosure Schedules, material change to, including any termination of, any business relationship between a Seller Party or Franchisors and a Franchisee; (d) except as described in Section 4.05(d) of the Disclosure Schedules, entry into any Contract that would constitute a Material Contract; (e) except as disclosed in Section 4.05(e) of the Disclosure Schedules, incurrence, assumption or guarantee of any indebtedness for borrowed money in connection with the Business except unsecured current obligations and Liabilities incurred in the ordinary course of business consistent with past practice; (f) transfer, assignment, sale or other disposition of any of the Purchased Assets, except in the ordinary course of business;

28 (g) except as disclosed in Section 4.05(g) of the Disclosure Schedules, cancellation of any debts or claims or amendment, termination or waiver of any rights constituting Purchased Assets; (h) transfer or assignment of or grant of any license or sublicense under or with respect to any Intellectual Property Asset or Intellectual Property Agreement that is a Purchased Asset (except non-exclusive licenses or sublicenses granted in the ordinary course of business consistent with past practice); (i) except as disclosed in Section 4.05(i) of the Disclosure Schedules, abandonment or lapse of or failure to maintain in full force and effect any material Intellectual Property Registration, failure to take or maintain reasonable measures to protect the confidentiality or value of any Trade Secrets included in the Intellectual Property Assets or failure to take reasonable measure to maintain goodwill associated with Trademarks included in the Intellectual Property Assets; (j) material damage, destruction or loss, or any material interruption in use, of any Purchased Assets not covered by insurance; (k) acceleration, termination, material modification to or cancellation of any Assigned Contract or Permit; (l) material capital expenditures which would constitute an Assumed Liability; (m) imposition of any Encumbrance upon any of the Purchased Assets; (n) (i) grant of any bonuses, whether monetary or otherwise, or material increase in any wages, salary, severance, pension or other compensation or benefits in respect of any current employees, officers, directors, independent contractors or consultants of the Business, other than as provided for in any written agreements or required by applicable Law, (ii) any termination of any employees outside of the ordinary course, or (iii) action to accelerate the vesting or payment of any compensation or benefit for any current employee, officer, consultant, director or independent contractor of the Business; (o) adoption, material modification or termination of any: (i) employment, severance, retention or other agreement with any current or former employee, officer, director, independent contractor or consultant of the Business, excluding (x) any at-will offer letters that are cancellable by the Company at any time without material penalty, and (y) any individual consulting agreements or individual independent contractor agreements that are cancellable by the Company at any time without material penalty and without more than 60 days’ notice or (ii) collective bargaining or other agreement with a Union; (p) adoption of any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law;

29 (q) purchase, lease or other acquisition of the right to own, use or lease any property or assets in connection with the Business for an amount in excess of $25,000, individually (in the case of a lease, per annum) or $25,000 in the aggregate (in the case of a lease, for the entire term of the lease, not including any option term), except for in the ordinary course of business consistent with past practice; (r) making of, change to or revocation of any Tax election, filing of any amended Tax Return; entry into any closing agreement, settlement or compromise of any Tax claim or assessment, or consent to any extension or waiver of the limitation period applicable to any claim or assessment with respect to Taxes, in each case, if any such action could reasonably be expected to result in an adverse effect to Buyer or any of its Affiliates; or (s) any Contract to do any of the foregoing, or any action or omission that would result in any of the foregoing. Section 4.06 Material Contracts. (a) Section 4.06(a) of the Disclosure Schedules lists each of the following Contracts (x) by which any of the Purchased Assets are bound or (y) to which any Seller is a party or by which it is bound in connection with the Purchased Assets (such Contracts, together with all Intellectual Property Agreements disclosed in Section 4.09(b) of the Disclosure Schedules, being “Material Contracts”): (i) all Contracts involving aggregate consideration on an annual basis in excess of $20,000 on an annual basis and which, in each case, cannot be cancelled without penalty or without more than 60 days’ notice; (ii) all Contracts that require a Seller to purchase or sell a stated portion of the requirements or outputs of the Business or that contain “take or pay” provisions; (iii) all Contracts that provide for the indemnification of any person or the assumption of any Tax (except for Contracts entered into in the ordinary course of business, the primary purpose of which is not Taxes), environmental or other liability of any Person with respect to the Purchased Assets; (iv) all Franchise Agreements, Opensalon Pro SaaS and Hardware Agreements or other agreements related to the Business between a Seller, Franchisor or any Affiliate of a Seller and a Franchisee; (v) all Contracts that relate to the acquisition or disposition of any material amount of stock or assets of any other Person or any real property (whether by merger, sale of stock, sale of assets or otherwise) and concerning the Purchased Assets or the Business;

30 (vi) all broker, distributor, dealer, manufacturer’s representative, franchise, agency, sales promotion, market research, marketing consulting and advertising Contracts concerning the Purchased Assets or the Business; (vii) all employment agreements and Contracts with independent contractors or consultants (or similar arrangements) which are not cancellable without material penalty or without more than 60 days’ notice; (viii) except for Contracts relating to trade payables, all Contracts relating to indebtedness of Sellers and concerning the Purchased Assets or the Business (including, without limitation, guarantees); (ix) all Contracts with any Governmental Authority (“Government Contracts”); (x) all Contracts that limit or purport to limit the ability of any Seller to compete in any line of business or with any Person or in any geographic area or during any period of time; (xi) all joint venture, partnership or similar Contracts not otherwise disclosed in this Section 4.06 of the Disclosure Schedules; (xii) except as described in Section 4.06(xii) of the Disclosure Schedules, all powers of attorney with respect to the Business or any Purchased Asset; (xiii) all Contracts for the sale of any of the Purchased Assets or for the grant to any Person of any option, right of first refusal or preferential or similar right to purchase any of the Purchased Assets; (xiv) all collective bargaining agreements or Contracts with any Union; and (xv) all other Contracts that are material to the Purchased Assets or the operation of the Business and not previously disclosed pursuant to this Section 4.06. (b) Each Material Contract is valid and binding on Sellers in accordance with its terms and is in full force and effect subject to general principles of equity and except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general application relating to creditors’ rights generally, and subject to laws governing specific performance, injunctive relief and other equitable remedies. Except as described in Section 4.06(b) of the Disclosure Schedules, since January 1, 2022, none of Sellers or, to Seller’s Knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under), or has provided or received any written or, to Seller’s Knowledge, non-written notice of any intention to terminate, any Material Contract. No event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Material Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder.

31 Complete and correct copies of each Material Contract (including all modifications, amendments and supplements thereto and waivers thereunder) relating to the Purchased Assets or the Business have been made available to Buyer. There are no material disputes pending or to Seller’s Knowledge, threatened under any Contract included in the Purchased Assets. Section 4.07 Title to Purchased Assets. Sellers have good and valid title to, or a valid leasehold interest in, all of the Purchased Assets. All such Purchased Assets (including leasehold interests) are free and clear of Encumbrances except for the following (collectively referred to as “Permitted Encumbrances”): (a) liens for Taxes not yet due and payable; or (b) except as set forth in Section 4.07 of the Disclosure Schedules, mechanics’, carriers’, workmen’s, repairmen’s or other like liens arising or incurred in the ordinary course of business or amounts that are not delinquent and which are not, individually or in the aggregate, material to the Purchased Assets. Section 4.08 Condition and Sufficiency of Assets. Except as described in Section 2.04(e) of the Disclosure Schedules, the Purchased Assets are in good operating condition and repair, and are adequate for the uses to which they are being put, except for ordinary, routine maintenance and repairs (wear and tear excepted). The Purchased Assets are sufficient for the continued conduct of the Business after the Closing in substantially the same manner as conducted prior to the Closing and constitute all of the rights, property and assets necessary to conduct the Business as currently conducted. None of the Excluded Assets are material to the Business. Section 4.09 Intellectual Property. (a) Section 4.09(a) of the Disclosure Schedules contains a correct, current and complete list of: (i) all Intellectual Property Registrations, specifying as to each, as applicable: the title, mark, or design; the jurisdiction by or in which it has been issued, registered or filed; the patent, registration or application serial number; the issue, registration or filing date; and the current status; (ii) all material unregistered Trademarks included in the Intellectual Property Assets; and (iii) all proprietary Software included in the Intellectual Property Assets currently offered as or utilized to support a commercial product or service in the conduct of the Business as currently conducted. (b) Section 4.09(b) of the Disclosure Schedules contains a correct, current and complete list of all Intellectual Property Agreements, specifying for each the date, title, and parties thereto, and separately identifying the Intellectual Property Agreements: (i) under which any Seller is a licensor or otherwise grants to any Person any right or interest relating to any Intellectual Property Asset (other than non-exclusive licenses entered into in the ordinary course that do not materially differ from the Company’s standard form of license agreement); (ii) under which any Seller is a licensee or otherwise granted any right or interest relating to the Intellectual Property of any Person (other than non-exclusive licenses to commercially available off-the-shelf Software or technology); and (iii) which otherwise relate to any Seller’s ownership or use of any Intellectual Property in the conduct of the Business as currently conducted or proposed to be conducted. Sellers have provided Buyer with true and complete copies of all such Intellectual Property Agreements,

32 including all modifications, amendments and supplements thereto and waivers thereunder. Each Intellectual Property Agreement is valid and binding on Sellers in accordance with its terms and is in full force and effect. Neither Sellers nor, to Seller’s Knowledge any other party thereto is, or is alleged to be, in breach of or default under or has provided or received any notice of breach of, default under, or intention to terminate (including by non-renewal), any Intellectual Property Agreement used in the Business. (c) Sellers are the sole and exclusive legal and beneficial, and with respect to the Intellectual Property Registrations, record, owners of all right, title and interest in and to the Intellectual Property Assets, and have the valid and enforceable right to use all other Intellectual Property used or held for use in or necessary for the conduct of the Business as currently conducted, in each case, free and clear of Encumbrances other than Permitted Encumbrances. The Intellectual Property Assets and Licensed Intellectual Property are all of the Intellectual Property used to operate the Business as currently conducted. Except for those set forth in the Master Subscription Agreement, the Intellectual Property Assets and Licensed Intellectual Property are all of the Intellectual Property used to operate the Business as presently conducted. All assignments and other instruments necessary to establish, record, and perfect Sellers’ ownership interest in the Intellectual Property Registrations have been validly executed, delivered, and filed with the relevant Governmental Authorities and authorized registrars. (d) Neither the execution, delivery, or performance of this Agreement, nor the consummation of the transactions contemplated hereunder, will result in the loss or impairment of or payment of any additional amounts with respect to, or require the consent of any other Person in respect of, Buyer’s right to own or use any Intellectual Property Assets or Licensed Intellectual Property in the conduct of the Business as currently conducted and as proposed to be conducted. Immediately following the Closing, all Intellectual Property Assets will be owned or available for use by Buyer on identical terms as they were owned or available for use by Sellers immediately prior to the Closing except as set forth on Section 4.09(d) of the Disclosure Schedules. Immediately following the Closing, all Intellectual Property Assets will be owned or available for use by Buyer on identical terms as they were owned or available for use by Sellers immediately prior to the Closing, other than with respect to bugs, errors and defects arising in the ordinary course of business. (e) All of the Intellectual Property Assets (and Licensed Intellectual Property) are valid and enforceable, and all material Intellectual Property Registrations used in the conduct of the Business are subsisting and in full force and effect. Sellers have taken all reasonable and necessary steps to maintain and enforce the Intellectual Property Assets and Licensed Intellectual Property and to preserve the confidentiality of all Trade Secrets included in the Intellectual Property Assets. All required filings and fees related to the Intellectual Property Registrations have been timely submitted with and paid to the relevant Governmental Authorities and authorized registrars. Sellers have provided Buyer with true and complete copies of all file histories, documents, certificates, office actions, correspondence, assignments, and other instruments relating to the material Intellectual Property Registrations used in the conduct of the Business. Except as described in Section 4.09(e) of the Disclosure Schedules, Sellers have entered into binding, valid and enforceable written Contracts with each current and former employee and independent contractor who is, or was involved in, or has contributed to the invention, creation, or development of any

33 Intellectual Property Assets during the course of employment or engagement with Sellers, whereby such employee or independent contractor (i) acknowledges Sellers’ exclusive ownership of all Intellectual Property invented, created, or developed by such employee or independent contractor within the scope of his or her employment or engagement with such Seller; (ii) grants to Sellers a present, irrevocable assignment of any ownership interest such employee or independent contractor may have in or to such Intellectual Property Asset; and (iii) irrevocably waives any right or interest, including any moral rights, regarding any such Intellectual Property Asset, to the extent permitted by applicable Law. Sellers have provided Buyer with true and complete copies of all such Contracts. (f) Except as set forth on Section 4.09(f) of the Disclosure Schedules, the conduct of the Business as currently conducted, including the use of the Intellectual Property Assets and Licensed Intellectual Property in connection therewith, and the products, processes, and services of the Business have not knowingly infringed, misappropriated, or otherwise violated the Intellectual Property or other rights of any Person in connection with the Business. To the Knowledge of Sellers, no Person has infringed, misappropriated, or otherwise violated any Intellectual Property Assets or Licensed Intellectual Property used in connection with the Business. (g) Except as set forth on Section 4.09(g) of the Disclosure Schedules, there are no Actions (including any opposition, cancellation, revocation, review, or other proceeding), whether settled, pending or, to the Knowledge of Sellers threatened (including in the form of offers to obtain a license): (i) alleging any infringement, misappropriation, or other violation of the Intellectual Property of any Person by Sellers in the conduct of the Business; (ii) challenging the validity, enforceability, registrability, patentability, or ownership of any Intellectual Property Assets or Licensed Intellectual Property; or (iii) by Sellers or any other Person alleging any infringement, misappropriation, or other violation by any Person of any Intellectual Property Assets used in connection with the Business. Sellers are not aware of any facts or circumstances that could reasonably be expected to give rise to any such Action. Sellers are not subject to any outstanding or prospective Governmental Order (including any motion or petition therefor) that does or could reasonably be expected to restrict or impair the use of any Intellectual Property Assets or Licensed Intellectual Property. (h) Section 4.09(h) of the Disclosure Schedules contains a correct, current, and complete list of all social media accounts used by Sellers in the conduct of the Business. (i) The Intellectual Property Assets are being delivered in a substantially similar condition as that in which they existed immediately prior to the Closing, and no bugs, errors, faults or defects in the Intellectual Property Assets that exist at the Closing will, individually or in the aggregate, result in a Material Adverse Effect. Except as expressly set forth in this Agreement, Sellers do not make any representations or warranties, express or implied, with respect to the Intellectual Property Assets, including, without limitation, warranties of merchantability or fitness for a particular purpose, or any implied warranty arising from any statute, course of dealing, course of performance or usage of trade. Section 4.10 Data Privacy and Security.

34 (a) Sellers have an information security/data protection plan in place, and make reasonable efforts to comply with, Data Policies that are commercially reasonable and comply in all material respects with all Data Laws and Data Agreements. Sellers have complied with, and are in compliance with, all Data Requirements, and the consummation of the transaction will not cause Sellers to violate or breach any Data Requirements. Sellers have at all times collected, handled, transferred, used, imported, exported, protected and otherwise processed all Personal Information, and other information of or relating to individuals protected by Data Laws, in each case in all material respects in accordance with the Data Requirements. Sellers have provided and complied with all Data Laws and obtained all required consents, and satisfied all other requirements necessary for the processing of Personal Information by Sellers, and for Sellers’ access to and use of, any Personal Information in connection with the conduct of the Business as currently conducted. (b) No materials published or distributed by Sellers constitute obscene material, contain defamatory statements or material, constitute false advertising, are in violation of the right of publicity, or otherwise violate applicable Law. All communications with third parties in the conduct of the Business have complied with the Telephone Consumer Protection Act, the Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003, and other applicable Law. (c) Sellers have retained right, title, and interest in all Personal Information held or processed by Sellers or their Data Processors as are necessary and sufficient for Sellers to claim all right, title, and interest in any information, data, products, or services created, developed, inferred, modeled, derived, improved, or modified by or on behalf of Sellers using Personal Information. (d) To Sellers’ Knowledge, Sellers’ processing of Personal Information is and, during the past four (4) years, has at all times been in material compliance with all Data Requirements. Neither Sellers nor any of their Data Processors is in violation of any restrictions on the transfer of data across national borders that are contained in any contracts or agreements to which Sellers are bound. (e) Sellers have, at all times, maintained sufficient licenses in respect of its use of Software for the Business IT Systems (including with regard to user numbers, user type and territorial restrictions). (f) Sellers have commercially reasonable organizational, administrative, physical and technical security measures in place to preserve and maintain the performance, security and integrity of the Business IT Systems (and any Software, information, or data stored thereon) and to prevent and avoid (i) any material loss, failure, and corruption, (ii) any unauthorized access, modification, destruction or use of Personal Information, and (iii) any code, Software, or computer instruction of an unwanted or malicious nature or purpose that is designed to interfere with the use of any Software or system, allow access to data or information (including Personal Information) by anyone not authorized to access such data or information, or interfere with or prevent the use of any Software, system or network (including any code, Software, or computer instruction commonly known as computer viruses, worms, Trojan Horses, malware, adware, and self-

35 destruction or termination mechanisms). Backup and recovery plans are in place to ensure that the core Business IT Systems can be replaced in the event of failure of the Business IT Systems or any part thereof. The Business IT Systems are protected by commercially reasonable security, firewall and anti-virus protection hardware and/or Software. (g) The following is applicable: (i) except as described in Section 2.04(e) of the Disclosure Schedules, the Software, hardware, networks and other Business IT Systems owned, licensed or leased by Sellers are in good working condition and sufficient for the operation of the Business as presently conducted and as proposed to be conducted; (ii) in the past four (4) years prior to the Agreement Date, there has been no material failure, error, or defect with respect to any Business IT Systems that has not been remedied in all material respects; (iii) no material part of the Business IT Systems is in need of replacement or upgrade to avoid any diminution of the business; and (iv) no action (including the payment of any increased sum) will be necessary in order to enable the Business IT Systems to continue to be used in the Business immediately after the Closing to the same extent and in the same manner as they have been used as of immediately prior to the Closing. (h) To the Knowledge of Sellers, there has, during the past four (4) years, been no material Security Incident that has resulted in loss or theft of data, accidental or unauthorized access to data, or unauthorized use of Personal Information in the possession, custody or control of Sellers. The Business IT Systems have been regularly maintained and to Sellers’ Knowledge, there have been no breaches, malfunctions, intrusions, failures, continued substandard performance, viruses or bug ins, or breakdowns in any part of the Business IT Systems (or any Software, information, or data stored thereon) that has resulted in a Material Adverse Effect and there is no ongoing matter or issue in respect of the Business IT Systems which would reasonably be expected to result in a Material Adverse Effect. Sellers have not experienced any interruption or disruption to its Business IT Systems or to the business conducted by Sellers in connection with any Security Incident affecting Business IT Systems. (i) To the Knowledge of Sellers, in the past four (4) years, (i) no claims have been asserted or threatened in writing against Sellers or any other Person, relating to data security, privacy, or the storage, transfer, use or processing of Personal Information and to Sellers’ Knowledge, there are no circumstances that are reasonably likely to lead to a claim; (ii) Sellers, nor any other Person has been the subject of any audits, notices, investigations or other inquiries or actions relating to data security, privacy, or the storage, transfer, use or processing of Personal Information from any Governmental Body; and (iii) to Sellers’ Knowledge, with the exception of requests made in the ordinary course pursuant to the California Consumer Privacy Act (CCPA), neither Sellers, nor any other Person has received any written claims or complaints regarding the collection, dissemination, storage, distribution, transfer or other use or disposition of, or processing of any Personal Information or any rights requests of any data subject, or the actual or alleged violation of any Data Requirements, in each case of clauses (i) through (iii), that would be material to Sellers. Section 4.11 Accounts Receivable. The Accounts Receivable relating to the Business (a) have arisen from bona fide transactions entered into by Sellers involving the sale of goods or the rendering of services in the ordinary course of business consistent with past practice; (b)

36 constitute only valid, undisputed claims of Sellers not subject to claims of set-off or other defenses or counterclaims other than normal cash discounts accrued in the ordinary course of business consistent with past practice; (c) subject to a reserve for bad debts, on the accounting records of the Business, are collectible in full within 180 days after billing or as otherwise provided in the Assumed Contracts; and (d) all financial statements with respect thereto and to recurring revenue related to the Business that have been made available to Buyer are complete and accurate in all material respects. Section 4.12 Customers and Vendors. (a) Section 4.12(a) of the Disclosure Schedules sets forth with respect to the Business (i) the top twenty (20) customers based on aggregate consideration paid to Sellers for goods or services rendered for each of the 2020 and 2021 fiscal years (collectively, the “Material Customers”); and (ii) the amount of consideration paid by each Material Customer during such periods. Since January 1, 2021, and except as set forth in Section 4.12(a) of the Disclosure Schedules, Sellers have not received any written notice that any of the Material Customers has ceased, or intends to cease after the Closing, to use the goods or services of the Business or to otherwise terminate or materially reduce its relationship with the Business; provided that non- usage or materially reduced usage of the solutions provided by the Business for a period of three (3) months shall constitute notice of cessation of the use of the goods or services of the Business for purposes of this Section 4.12. (b) Section 4.12(b) of the Disclosure Schedules sets forth with respect to the Business (i) all vendors to whom Sellers have paid material consideration for goods or services rendered during the period July 2021 through April 2022 (collectively, the “Material Vendors”); and (ii) the amount of purchases from each Material Vendor during such periods. Since January 1, 2021 and except as set forth in Section 4.12(b) of the Disclosure Schedules, Sellers have not received any written notice that any of the Material Vendors has ceased, or intends to cease, to supply goods or services to the Business or to otherwise terminate or materially reduce its relationship with the Business. Section 4.13 Insurance. Sellers’ insurance coverage is customary for well-insured businesses of similar size engaged in similar lines of business. All of Sellers’ insurance policies are in full force and effect, and no Seller is in default with respect to its obligations under any of such insurance policies. Sellers have never been denied insurance coverage with respect to any of the Purchased Assets. Section 4.14 Legal Proceedings; Governmental Orders. (a) Except as disclosed in Section 4.14 of the Disclosure Schedules, there are no Actions pending or, to Seller’s Knowledge, threatened against or by Seller Parties (a) relating to or affecting the Business, the Purchased Assets or the Assumed Liabilities; or (b) that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. To

37 Sellers’ Knowledge, no event has occurred or circumstances exist that would reasonably be expected to give rise to, or serve as a basis for, any such Action. (b) There are no outstanding Governmental Orders and no unsatisfied judgments, penalties or awards against, relating to or affecting the Purchased Assets. Section 4.15 Compliance With Laws; Permits. (a) Sellers are in material compliance with all Laws applicable to the conduct of the Business as currently conducted or the ownership and use of the Purchased Assets. (b) All material Permits required for Sellers to conduct the Business as currently conducted have been obtained by Sellers and are valid and in full force and effect. Section 4.15(b) of the Disclosure Schedules lists all current Permits issued to Sellers which are related to the conduct of the Business as currently conducted, including the names of the Permits and their respective dates of issuance and expiration. No event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Permit set forth in Section 4.15(b) of the Disclosure Schedules. Section 4.16 Employment Matters. (a) Section 4.16(a) of the Disclosure Schedules contains a list of all persons who are employees, independent contractors or consultants who primarily provide services to the Business as of the date hereof, including any employee who is on a leave of absence of any nature, paid or unpaid, authorized or unauthorized, and sets forth for each such individual the following: (i) name; (ii) title or position (including whether full-time or part-time); (iii) hire or retention date; and (iv) current annual base compensation rate or contract fee; (v) commission, bonus or other incentive- based compensation. Except as set forth in Section 4.16(a) of the Disclosure Schedules, as of the date hereof, all compensation, including wages, commissions, bonuses, fees and other compensation, payable to all employees, independent contractors or consultants of the Business for services performed on or prior to the date hereof have been paid in full and there are no outstanding agreements, understandings or commitments of Sellers with respect to any compensation, commissions, bonuses or fees. (b) Sellers are not, and have not been for the past five (5) years, a party to, bound by, or negotiating any collective bargaining agreement or other Contract with a union, works council or labor organization (collectively, “Union”), and there is not, and has not been for the past five (5) years, any Union representing or purporting to represent any employee of Sellers, and no Union or group of employees is seeking or has sought to organize employees for the purpose of collective bargaining. There has never been, nor has there been any threat of, any strike, slowdown, work stoppage, lockout, concerted refusal to work overtime or other similar labor disruption or dispute affecting Sellers or any employees of the Business. Sellers have no duty to bargain with any Union. (c) To Sellers’ knowledge, Sellers are and have been in compliance with all applicable Laws pertaining to employment and employment practices to the extent they relate to employees, volunteers, interns, consultants and independent contractors of Fremont, or in the case of Regis, to employees, volunteers, interns, consultants and independent contractors of Regis that arise out of

38 or are related to the Purchased Assets or the Business, or would materially impair the Purchased Assets or the operation of the Business. The foregoing applicable Laws shall include, without limitation, all Laws relating to labor relations, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration, wages, hours, overtime compensation, child labor, hiring, promotion and termination of employees, working conditions, meal and break periods, privacy, health and safety, workers’ compensation, leaves of absence, paid sick leave and unemployment insurance. All individuals characterized and treated by Sellers as consultants or independent contractors of the Business are properly treated as independent contractors under all applicable Laws. All employees of the Business classified as exempt under the Fair Labor Standards Act and state and local wage and hour laws are properly classified. Sellers are in compliance with and have complied with all immigration laws, including Form I-9 requirements and any applicable mandatory E-Verify obligations. There are no Actions against Sellers pending, or to Sellers’ Knowledge, threatened to be brought or filed, by or with any Governmental Authority or arbitrator in connection with the employment of any current or former applicant, employee, consultant, volunteer, intern or independent contractor of Fremont, or in the case of Regis, arise out of or are related to the Purchased Assets or the Business, or would materially impair the Purchased Assets or the operation of the Business, including, without limitation, any charge, investigation or claim relating to unfair labor practices, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration, wages, hours, overtime compensation, employee classification, child labor, hiring, promotion and termination of employees, working conditions, meal and break periods, privacy, health and safety, workers’ compensation, leaves of absence, paid sick leave, unemployment insurance or any other employment related matter arising under applicable Laws. (d) Sellers have complied and, as of the Closing Date, will comply with the WARN Act regarding any employee of Sellers to whom Buyer does not elect to offer employment. Sellers agree that it will defend and hold Buyers harmless for any breach of the WARN Act arising out of or related to any Fremont employees. Section 4.17 Taxes. Except as set forth in Section 4.17 of the Disclosure Schedules: (a) All income and other material Tax Returns required to be filed with respect to the Purchased Assets or the Business have been duly and timely filed in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings). Such Tax Returns are true, complete and correct in all material respects and prepared in compliance with applicable Law. All Taxes owed or payable by or on behalf of any Seller with respect to the Purchased Assets or the Business (whether or not shown on any Tax Return) have been fully and timely paid. (b) With respect to the Purchased Assets or the Business, each Seller has withheld and paid each Tax required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, customer, shareholder or other party, and complied with all applicable Laws relating to the payment and withholding of Taxes and the filing of Tax Returns.

39 (c) In each case, only with respect to Taxes that relate to the Purchased Assets or the Business, Schedule 4.17(c) lists (on a Seller-by-Seller basis) (i) those Tax Returns of Sellers that have been audited, and indicates those Tax Returns that currently are the subject of audit, and (ii) all of the jurisdictions that impose such Taxes and/or duty to file such Tax Returns. No claim has ever been made by a Governmental Authority in a jurisdiction in which a Seller does not file a Tax Return with respect to the Business or the Purchased Assets that such Seller is or may be subject to taxation by that jurisdiction in respect of Taxes that would be covered by or the subject of such Tax Return. (d) No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of any Seller or otherwise with respect to the Purchased Assets or the Business. (e) All deficiencies asserted, or assessments made, against any Seller or otherwise with respect to the Purchased Assets or the Business by a Governmental Authority have been fully paid. (f) No Seller is a party to any Action by any Governmental Authority relating to Taxes of any Seller or otherwise with respect to the Purchased Assets or the Business. To the Knowledge of Seller, there are no pending or threatened Actions by any Governmental Authority relating to Taxes of Sellers or otherwise with respect to the Purchased Assets or the Business. (g) Other than Permitted Encumbrances, there are no Encumbrances for Taxes upon any of the Purchased Assets. (h) No Seller is a “foreign person” as that term is used in Treasury Regulations Section 1.1445-2. (i) No Seller is, and has not been, a party to, or a promoter of, a “reportable transaction” within the meaning of Section 6707A of the Code and Treasury Regulations Section 1.6011-4(b) with respect to the Purchased Assets or the Business. (j) No Seller is a party to any Tax allocation or sharing agreement or arrangement related to Taxes with respect to the Purchased Assets or the Business. . (k) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, either alone or in combination with another event (whether contingent or otherwise) will (i) entitle any current or former Service Provider to any payment or benefit; (ii) increase the amount of compensation or benefits due to any such Service Provider(s); or (iii) accelerate the vesting, funding or time of payment of any compensation, equity award or other benefit. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, either alone or in combination with another event (whether contingent or otherwise) will result in any “parachute payment” under Section 280G of the Code (or any corresponding provision of state, local, or foreign Tax law). (l) For all U.S. federal income Tax purposes (and corresponding state and local income Tax purposes, Regis is treated as a C corporation and Fremont is treated as an entity disregarded as separate from Regis.

40 Section 4.18 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any Ancillary Document based upon arrangements made by or on behalf of Sellers. Section 4.19 Solvency. (a) As of the Closing Date, each Seller is solvent. Sellers are not entering into this Agreement with the intent to defraud, delay or hinder their creditors, and the consummation of the transactions contemplated by this Agreement will not have any such effect. The transactions contemplated in this Agreement have been negotiated at arm’s length among the Parties, with advice of counsel, and will not constitute a fraudulent conveyance or any act with similar consequences, or otherwise give rise to any right of any creditor of a Seller whatsoever to lodge any claim against any of Sellers, Buyer or any assets owned by Buyer. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated hereby with the intent to hinder, delay, or defraud either present or future creditors of Seller. (b) Except as described in Section 4.19(b) of the Disclosure Schedules, following the Closing, Sellers shall have sufficient assets and cash flow to meet their obligations pursuant to any indebtedness or other obligations that Sellers may have or incur following the Closing that could materially impact the Purchased Assets or the Business. Except as described in Section 4.19(b) of the Disclosure Schedules, in connection with the transactions contemplated hereby, Sellers have not incurred, nor plan to incur, debts beyond their ability to pay as they become absolute and matured if those debts would cause a Material Adverse Effect on the Purchased Assets or the Business. (c) As of the date of this Agreement, no Seller is the subject of any pending, rendered or, to Sellers’ Knowledge, threatened insolvency proceedings of any character. Sellers have not made an assignment for the benefit of creditors or taken any action with a view to or that would constitute a valid basis for the institution of any such insolvency proceedings. As of the Closing Date, no Seller is insolvent, nor will a Seller become insolvent as a result of entering into this Agreement or performing its obligations hereunder or under any other Transaction Document. Section 4.20 Condition of Hardware. To Sellers’ Knowledge, all hardware used by Franchisees in their operation of the Opensalon Pro Software is in good operating condition, subject to ordinary wear and tear, and is sufficient for such purpose. Section 4.21 Sufficiency of Reference Data. All reference data from Sellers’ data warehouse that is used by Sellers to migrate customers from the SuperSalon branded Software to the Opensalon Pro Software provided to Buyer pursuant to Section 3.02(a)(viii) is accurate and sufficient to facilitate ongoing migration from the SuperSalon branded Software to the Opensalon Pro Software. Section 4.22 No Ongoing Obligations. Sellers agree and acknowledge that from and following the Closing, except as described herein or in the Master Subscription Agreement: (i) Buyer will have no obligation to take any action to facilitate the migration of any customer to the Opensalon Pro Software; (ii) Buyer will have no obligation to maintain or upgrade the Opensalon

41 Pro Software in any manner, other than with respect to fixes of bugs that would materially impair the Opensalon Pro Software, and other routine maintenance required to keep the Opensalon Pro Software similarly functional and operational for existing users; and (iii) Sellers have no ongoing development obligations to any party, including any Franchisee, with respect to the Opensalon Pro Software. Section 4.23 Misrepresentations or Omissions. No representation or warranty by any Seller or Franchisor expressly set forth in Article IV of this Agreement or any certificate delivered to Buyer pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein. ARTICLE V REPRESENTATIONS AND WARRANTIES OF BUYER Except as set forth in the correspondingly numbered Section of the Disclosure Schedules, Buyer represents and warrants to Sellers that the statements contained in this ARTICLE V are true and correct as of the date hereof and as of the Closing Date, as though made as of the Closing Date, as follows: Section 5.01 Organization of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the state of Delaware. Section 5.02 Authority of Buyer. Buyer has full corporate power and authority to enter into this Agreement and the Ancillary Documents to which Buyer is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement and any Ancillary Document to which Buyer is a party, the performance by Buyer of its obligations hereunder and thereunder and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by Sellers) this Agreement constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms subject to general principles of equity and except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general application relating to creditors’ rights generally, and subject to laws governing specific performance, injunctive relief and other equitable remedies. When each Ancillary Document to which Buyer is or will be a party has been duly executed and delivered by Buyer (assuming due authorization, execution and delivery by each other party thereto), such Ancillary Document will constitute a legal and binding obligation of Buyer enforceable against it in accordance with its terms. Section 5.03 No Conflicts; Consents. The execution, delivery and performance by Buyer of this Agreement and the Ancillary Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation, by- laws or other organizational documents of Buyer; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Buyer; or (c) require the consent,

42 notice or other action by any Person under any Contract to which Buyer is a party. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Buyer in connection with the execution and delivery of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby. Section 5.04 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any Ancillary Document based upon arrangements made by or on behalf of Buyer. Section 5.05 Sufficiency of Funds; Solvency. Buyer has sufficient cash on hand or other sources of immediately available funds to enable it to make payment of the Purchase Price and consummate the transactions contemplated by this Agreement. Buyer is solvent and has sufficient financial resources to not only fulfill its duties and obligations under this Agreement, but also has sufficient financial resources to fulfill its duties and obligations under the under the Master Subscription Agreement and that this representation was a material inducement for Sellers to enter into this Agreement. Section 5.06 Legal Proceedings. There are no Actions pending or, to Buyer’s knowledge, threatened against or by Buyer or any Affiliate of Buyer that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise or serve as a basis for any such Action. Section 5.07 ProPoint Benefit. Neither Buyer nor its Affiliates has any Contract with ProPoint that would require ProPoint to pay such parties money in relation to the ProPoint Settlement Agreement or any amendments, modifications or termination thereof. ARTICLE VI COVENANTS Section 6.01 Migration. At all times following the Closing, Seller Parties and Buyer shall use reasonable best efforts to cause Regis Locations to Migrate such that those Regis Locations become Migrated Locations as soon as practicable following the Closing, and begin operating the Zenoti Software pursuant to the Master Subscription Agreement. Seller Parties shall not take any action that would cause, encourage or incentivize any Regis Location to take any action, including adoption of an alternative Software solution, that would frustrate the purpose of the above. Within two (2) weeks after the Closing, Seller Parties and Buyer’s representatives will work together to construct a strategy to Migrate the Available Locations to the Zenoti Software. Seller Parties will provide Buyer with any data requested by Buyer to facilitate Migrations, including reference data from Seller Parties’ data warehouse that is used by Seller Parties to migrate customers from the SuperSalon branded Software to the Opensalon Pro Software. Section 6.02 Sale of Regis Affiliated Brand. In the event that a Regis-affiliated brand and any associated Available Locations exit the Regis relationship due to a sale to a third party or otherwise, such as elimination of the Regis-affiliated brand or pursuant to a corporate merger (but

43 not including a salon closure), Regis will use commercially reasonable efforts to ensure that such location or brand use the Zenoti Software for a period of one (1) year following its termination of the Regis relationship. In the event that such location does not use the Zenoti Software as described above, Regis will reimburse Zenoti in an amount equal to one (1) full year’s payment of the existing location or brand’s, as applicable, subscription fees as of the date of such termination, in immediately available funds to an account designated by Buyer to Sellers in writing. Section 6.03 Confidentiality. If any of the Parties are a disclosing party, such disclosing party shall, and shall cause their Affiliates and Representatives to, hold in confidence any and all information, whether written or oral, concerning the Business, the Purchased Asset and the Assumed Liabilities, except to the extent that the disclosing party can show that such information is generally available to and known by the public not resulting from breach of this Agreement by the disclosing party. If any of the Parties or any of their Affiliates or their respective Representatives are compelled to disclose any information by judicial or administrative process or by other requirements of Law, including any disclosures required by the Securities and Exchange Commission, the disclosing party shall, to the extent permitted by applicable law, promptly notify the other party in writing and shall disclose only that portion of such information which the disclosing party is advised by counsel in writing is legally required to be disclosed, provided that the disclosing party shall use commercially reasonable best efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information. Notwithstanding the foregoing, the Parties acknowledge and agree that Seller Parties may share with franchisees of Seller Parties’ Affiliates such information needed to effect the Transactions, to perform their obligations under the Master Subscription Agreement and pursuant to Section 6.06 and 6.07 herein. Section 6.04 Non-Competition; Non-Solicitation. (a) At all times following the Closing, Seller Parties shall not, and shall not permit any of their Affiliates to, directly or indirectly, (i) engage in or assist others in engaging in the Restricted Business in the Territory; (ii) have an interest in any Person that engages directly or indirectly in the Restricted Business in the Territory in any capacity, including as a partner, shareholder, member, employee, principal, agent, trustee or consultant; or (iii) except as set forth in Schedule 6.04(a) of the Disclosure Schedules, cause, induce or encourage any material actual or prospective client, customer, vendor or licensor of the Business (including any existing or former client or customer of Seller Parties and any Person that becomes a client or customer of the Business after the Closing), or any other Person who has a material business relationship with the Business, to terminate or modify any such actual or prospective relationship. Notwithstanding the foregoing, Sellers may own, directly or indirectly, solely as an investment, securities of any Person traded on any national securities exchange if no Seller Party is a controlling Person of such Person, or a member of a group which controls such Person, and does not, directly or indirectly, own 5% or more of any class of securities of such Person. Nothing in this Section 6.04 shall limit, restrict or otherwise prohibit any Seller Parties from continuing to provide services to Regis Corporation or its customers, Franchisees, vendors or other third parties. (b) Seller Parties shall not, and shall not permit any of their Affiliates to, directly or indirectly, hire or solicit any Offered Employee, or encourage any such employee to leave such

44 employment or hire any such employee who has left such employment, except pursuant to a general solicitation which is not directed specifically to any such employees. (c) Seller Parties acknowledge that a breach or threatened breach of this Section 6.04 would give rise to irreparable harm to Buyer, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by Seller Parties of any such obligations, Buyer shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond). (d) Seller Parties acknowledge that the restrictions contained in this Section 6.04 are reasonable and necessary to protect the legitimate interests of Buyer and constitute a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated by this Agreement. In the event that any covenant contained in this Section 6.04 should ever be adjudicated to exceed the time, geographic, product or service or other limitations permitted by applicable Law in any jurisdiction, then any court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product or service or other limitations permitted by applicable Law. The covenants contained in this Section 6.04 and each provision hereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction. Section 6.05 Books and Records. (a) In order to facilitate the resolution of any claims made against or incurred by Sellers prior to the Closing, or for any other reasonable purpose, for a period of two (2) years after the Closing, Buyer shall: (i) retain the Books and Records (including personnel files) relating to periods prior to the Closing in a manner reasonably consistent with the prior practices of Sellers; and (ii) upon reasonable notice, afford Sellers’ Representatives reasonable access (including the right to make, at Sellers’ expense, photocopies), during normal business hours, to such Books and Records. (b) In order to facilitate the resolution of any claims made by or against or incurred by Buyer after the Closing, or for any other reasonable purpose, for a period of two (2) years following the Closing, Sellers shall: (i) retain the books and records (including personnel files) of Sellers which relate to the Business and its operations for periods prior to the Closing; and

45 (ii) upon reasonable notice, afford Buyer’s Representatives reasonable access (including the right to make, at Buyer’s expense, photocopies), during normal business hours, to such books and records. (c) Neither Buyer nor Sellers shall be obligated to provide the other Party with access to any books or records (including personnel files) pursuant to this Section 6.05 where such access would violate any Law. Section 6.06 Public Announcements. Unless otherwise required by applicable Law (based upon the reasonable advice of counsel), no Party shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any media without the prior written consent of the other Party (which consent shall not be unreasonably withheld, conditioned or delayed), and the Parties shall cooperate as to the timing and contents of any such announcement. Additionally, each Party may make disclosures regarding this Agreement (as well as any Exhibits and Schedules thereto), and any Ancillary Document to the extent required by any securities Laws, provided that the Party required to make disclosure shall provide advance notice to the other Party of such required disclosure, shall seek confidential treatment of any provisions to the extent permissible under the securities Laws, and shall provide the other Party with a reasonable opportunity to review and comment on any such confidential treatment redactions and/or substantiation request, which comments shall be given reasonable consideration by the Party making the filing. The filing Party need not provide for review and comment any filing that repeats previous disclosures already reviewed and commented upon by the other Party pursuant to the terms of this section. Section 6.07 Bulk Sales Laws. The Parties hereby waive compliance with the provisions of any bulk sales, bulk transfer or similar Laws of any jurisdiction that may otherwise be applicable with respect to the sale of any or all of the Purchased Assets to Buyer. Any Liabilities arising out of the failure of Sellers to comply with the requirements and provisions of any bulk sales, bulk transfer, or similar Laws of any jurisdiction which would not otherwise constitute Assumed Liabilities shall be treated as Excluded Liabilities. Section 6.08 Receivables. From and after the Closing, if any Seller or any of their Affiliates receives or collects any funds relating to any Purchased Assets, Sellers or their Affiliate shall remit such funds to Buyer within five (5) Business Days after its receipt thereof. From and after the Closing, if Buyer or its Affiliate receives or collects any funds relating to any Excluded Asset, Buyer or its Affiliate shall remit any such funds to Sellers within five (5) Business Days after its receipt thereof. Section 6.09 Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the Ancillary Documents (including any real property transfer Tax and any other similar Tax) shall be borne and paid equally by Sellers and Buyer when due. Sellers shall, at their own expense, timely file any Tax Return or other document with respect to such Taxes or fees (and Buyer shall reasonably cooperate with respect thereto as reasonably necessary) to obtain any exemption or refund of any such Transfer Tax.

46 Section 6.10 Remittance. With respect to the Contracts set forth on Section 6.11 of the Disclosure Schedules, during the period commencing on the Closing Date and continuing until the expiration or termination of the Master Subscription Agreement in accordance with its terms, Sellers shall promptly remit or provide to Buyer all payments and other benefits received by Sellers with respect to such Assumed Contracts to the extent related to the Purchased Assets, net of any Tax incurred in connection with the receipt of such payment (or other benefit) or required to be withheld on remittance. Section 6.11 Apportionment. Except as otherwise set forth in Section 6.09, all real property Taxes, personal property Taxes and similar ad valorem obligations levied with respect to the Assets for a taxable period which includes (but does not end on) the Closing Date (collectively, the “Apportioned Obligations”) shall be apportioned between Sellers, on the one hand, and Buyer, on the other hand, as of the Closing Date based on the number of days of such taxable period ending on and including the Closing Date (the “Pre-Closing Apportioned Period”) and the number of days of such taxable period beginning from the day after the Closing Date through the end of such taxable period. Sellers shall be jointly and severally liable for the proportionate amount of Apportioned Obligations that is attributable to the Pre-Closing Apportioned Period and such amount shall be treated as Excluded Taxes. With respect to any Taxes based upon or related to income, gains or receipts, sales or use, employment, withholding or similar items that relate to a taxable period which includes (but does not end on) the Closing Date, the amount of such Taxes which would be payable if the relevant taxable period ended on the Closing Date shall be deemed attributable to the Pre-Closing Tax Period and such amount shall be treated as Excluded Taxes. Section 6.12 Employment Matters. (a) Following the date hereof, Buyer will have the right, but not the obligation, to solicit for employment any Identified Employee that is not a Retained Employee, and Seller Parties shall not take any action to prevent any Identified Employee that is not a Retained Employee from negotiating terms of an employment relationship with Buyer. No fewer than three (3) days prior to the Closing Date, Buyer shall deliver to Sellers a list of Identified Employees that are not a Retained Employee and to whom it intends to extend offers of employment (the “Offered Employees”). At Buyer’s request, Seller shall promptly terminate its employment relationship with any Offered Employee to whom Buyer has made, and not rescinded, an offer of employment with material terms no less favorable than those in place with respect to such Offered Employee as of the date hereof, including tenure and other assistance provided by Sellers as part of its Benefit Plan, if the Offered Employee accepts such offer. (b) Sellers shall be solely responsible, and Buyer shall have no obligations whatsoever for, any compensation or other amounts payable to any current or former employee (including Offered Employees), officer, director, independent contractor or consultant of any Seller, including, without limitation, hourly pay, commission, bonus, salary, accrued vacation, fringe, pension or profit sharing benefits or severance pay for any period relating to the service with any Seller at any time on or prior to the Closing Date and Sellers shall pay all such amounts to all entitled persons, including any Accepting Employees, as applicable, on or prior to the Closing Date.

47 (c) Sellers shall remain solely responsible for the satisfaction of all claims for medical, dental, life insurance, health accident or disability benefits brought by or in respect of current or former employees (including Offered Employees), officers, directors, independent contractors or consultants of any Seller or the spouses, dependents or beneficiaries thereof, which claims relate to events occurring on or prior to the Closing Date. Sellers also shall remain solely responsible for all worker’s compensation claims of any current or former employees, officers, directors, independent contractors or consultants of any Seller which relate to events occurring on or prior to the Closing Date. Sellers shall pay, or cause to be paid, all such amounts to the appropriate persons, including any Accepting Employees, as applicable, as and when due. Section 6.13 Operation of the Business. (a) Between the date hereof and the Closing Date, unless otherwise agreed in writing by Buyer, Seller Parties will: (i) except as otherwise allowed or required pursuant to the terms of this Agreement, conduct the Business in the ordinary course and in a manner consistent with past practice, provided that the foregoing shall not impact (A) Regis’s effort to transition product distribution from SalonCentric to Beauty Systems Group other than with respect to the Purchased Assets or (B) either Seller’s pending patent applications or Seller’s pending trademark applications other than those included in the Purchased Assets; (ii) use reasonable best efforts to preserve intact the current business operation of the Business, keep available the services of the current officers, employees and agents of Sellers as they relate to the Business, and maintain the relations and goodwill with its suppliers, customers, Franchisees, landlords, trade creditors, employees, agents and others having business relationships with Sellers, to the extent necessary to operate the Business; (iii) use reasonable best efforts to maintain all of the Purchased Assets in their current condition, ordinary wear and tear excepted and, in the event of any damage to or destruction of any of the Purchased Assets prior to the Closing Date, promptly replace, repair or restore such Purchased Assets; (iv) pay the debts and Taxes of Sellers when due and pay and perform other obligations of Sellers when due; (v) maintain the Books and Records in the usual, regular and ordinary manner, on a basis consistent with prior years; (vi) fix any material bugs and defects in the Intellectual Property Assets that arise in the ordinary course of business, consistent with past practice; (vii) maintain in full force all insurance policies currently in effect; and

48 (viii) report periodically to Buyer concerning the status and operation of the Business and the Purchased Assets. (b) Between the date hereof and the Closing Date, unless otherwise agreed in writing by Buyer or pursuant to franchising a Regis Location, Seller Parties will not: (i) enter into any (i) inbound license agreement with respect to the Intellectual Property of any third party or (ii) outbound license agreement with respect to any of the Purchased Assets, with any third party; (ii) settle any pending Action or obtain any releases of threatened Action involving or related to the Business or the Purchased Assets; (iii) take any action, or fail to take any action, which would result in any of the representations and warranties set forth in ARTICLE IV not being true and correct on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date; (iv) except as set forth in in Section 4.07 of the Disclosure Schedules, incur or guarantee any indebtedness for borrowed money in excess of $50,000 in the aggregate involving or related to the Business or the Purchased Assets; (v) file a petition in bankruptcy, make an assignment for the benefit of creditors or file a petition seeking reorganization or arrangement or other action under federal or state bankruptcy laws; (vi) enter into any agency, partnership, joint venture or trust; (vii) terminate, renew or make any material amendments to any of the Assigned Contracts; (viii) except as described in Section 4.07 of the Disclosure Schedules, sell, assign, license, lease, transfer, convey or pledge the Purchased Assets or commit itself to sell, assign, license, lease, transfer, convey or pledge the Purchased Assets or subject any of the Purchased Assets to a security interest; (ix) revalue any of the Purchased Assets including, without limitation, writing down the value of inventory that is a Purchased Asset; or (x) take, or agree in writing or otherwise to take, any of the actions described in Sections 6.13(b)(i) through (ix) above, or any other action that would prevent Sellers from performing or cause Sellers not to perform their covenants hereunder. Section 6.14 Treatment of Identified Employees. Between the date of this Agreement and the Closing Date Sellers will not:

49 (a) terminate the employment of any Identified Employee without the consent of Buyer; (b) except as set forth in Section 4.16(a) of the Disclosure Schedules, with respect to any Identified Employee, increase or modify in any material respect the rate of remuneration or any other benefit or consideration (including any employee benefits payable and whether payable in cash, stock, equity securities, property or otherwise), or any other terms of employment; or (c) except as set forth in Section 4.16(a) of the Disclosure Schedules, with respect to any Identified Employee, grant any severance or termination pay in cash or otherwise except pursuant to written agreements outstanding as of the date hereof and as disclosed and provided to Buyer, or policies existing, on the date hereof and as previously disclosed in writing or made available to Buyer, or adopt any new severance plan, amend or modify or alter in any manner any severance plan, agreement or arrangement existing on the date hereof or grant any bonus, payment or equity based compensation to any Identified Employee (except as expressly permitted by this Agreement), whether payable in cash, stock or other securities. Section 6.15 No Alternative Acquisition Proposals. Unless otherwise agreed in writing, until the earlier of (i) the Closing and (ii) the termination of this Agreement in accordance with its terms, Sellers shall not (and Sellers shall not permit any of their officers, directors, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than Buyer and its designees: (i) solicit, encourage, initiate or participate in any negotiations or discussions with respect to, any offer or proposal to acquire (A) the Business or any of the Purchased Assets or (B) any significant interest in the Business or the Purchased Assets whether directly or indirectly by merger, purchase of assets, tender offer or otherwise, or effect any such transaction to the extent such transaction would be consummated prior to the earlier of the consummation of the transactions contemplated hereby or the termination of this Agreement, (ii) disclose any information not customarily disclosed to any Person concerning the Business or the Purchased Assets or afford to any Person access to the Business or the Purchased Assets or to the books or records pertaining thereto, (iii) assist or cooperate with any Person to make any proposal to purchase any significant interest in the Business or the Purchased Assets, or (iv) enter into any agreement with any Person providing for the acquisition of the Business or the Purchased Assets (whether directly or indirectly by way of merger, purchase of assets, tender offer or otherwise). In the event Sellers shall receive any offer or proposal, directly or indirectly, of the type referred to in clause (i) or (iii) above, or any request for disclosure or access pursuant to clause (ii) above, it shall immediately inform Buyer as to any such offer or proposal and will cooperate with Buyer by furnishing any information it may reasonably request. Sellers agree that they shall, and they shall cause their officers, directors, agents, representatives and affiliates to, immediately cease any and all existing activities, discussions or negotiations with any third parties conducted heretofore with respect to any offer or proposal to acquire (A) the Business or any of the Purchased Assets or (B) any significant interest in Seller (an “Acquisition Proposal”). Sellers agree that they will promptly request each Person that has entered into a confidentiality agreement with Sellers in connection with its consideration of an Acquisition Proposal to return all confidential information heretofore furnished to such Person by or on behalf of Sellers. The Parties agree that irreparable damage would occur in the event that the provisions of this section were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed by

50 Sellers that Buyer is entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Section 6.15 and to enforce specifically the terms and provisions hereof in any court of the United States having jurisdiction, this being in addition to any other remedy to which Buyer may be entitled at law or in equity. Section 6.16 Notification of Certain Matters. Sellers shall give prompt notice to Buyer of the occurrence or non occurrence of any event, the occurrence or non occurrence of which is likely to cause any representation or warranty of Sellers contained in this Agreement to be untrue or inaccurate at or prior to the Closing and any failure of Sellers to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by them hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.16 shall not limit or otherwise affect any remedies available to Buyer. Section 6.17 Reasonable Efforts; Further Assurances; Cooperation. Subject to the other provisions of this Agreement, the Parties shall each use commercially reasonable efforts to perform their obligations herein and to take, or cause to be taken or do, or cause to be done, including in the case of Regis, causing its subsidiaries and Affiliates to perform, to take, cause to be taken or do, or cause to be done, all things necessary, proper or advisable under applicable law to satisfy all conditions to the obligations of the Parties under this Agreement and to cause the transactions contemplated herein to be effected in accordance with the terms hereof and shall cooperate fully with each other and their respective representatives in connection with any steps required to be taken as a part of their respective obligations under this Agreement. In addition, Sellers agree that if Buyer is required under any federal, state or local rules, regulations or laws to perform an audit of the Business or the Purchased Assets then Sellers shall cooperate with Buyer and Buyer’s accountants in all reasonable respects, including without limitation, providing access to Sellers’ Books and Records and work papers during normal business hours. Section 6.18 Post-Closing Support. Following the Closing, Sellers shall, at their sole cost and expense, maintain any support Software, hardware, or other Excluded Asset requested by Seller to complete the Migrations, operate the Business and use the Purchased Assets, including but not limited to: (i) maintaining and updating, on a daily basis, reference data from Sellers’ data warehouse that is used by Sellers to migrate customers from the SuperSalon branded Software to the Opensalon Pro Software until such time as all Regis Locations using the SuperSalon branded Software have Migrated to the Zenoti Software; (ii) maintaining and supporting the current Elastic ELK stack that is used in the operation of the Opensalon Pro Software until all Regis Locations have Migrated or the Elastic ELK stack is migrated to Amazon Web Services; (iii) maintaining at the same cadence the Sellers’ catalogue of products that synchronizes with the Opensalon Pro Software until such time as no Regis Location uses the Opensalon Pro Software; (iv) developing and supporting the integration of Zenoti Software into the Sellers’ branded mobile applications such that the Zenoti Software processes booking and queue requests from such mobile applications; and (v) maintain, operate and support the Opensalon Pro product at or above the pre- Closing levels of historical uptime, response time performance, integration with Regis back-office systems, and overall functionalities, until such time as all Regis Locations using Opensalon Pro have Migrated to the Zenoti Software. In the event that any Seller, by reason of its insolvency or otherwise, is unable to provide any support services required to be provided with respect to the Opensalon Pro Software or the Zenoti Software, including with respect to Sellers’ mobile

51 applications, Buyer shall have the right, at its sole discretion, to provide such support services as necessary to support the Opensalon Pro Software or the Zenoti Software, and Sellers shall deliver to Buyer, at Buyer’s request, any Software, hardware and access to infrastructure necessary to provide such support services as provided prior to the Closing Date. In no event shall Buyer’s exercise of the rights set forth in the previous sentence limit any other rights or remedies of Buyer under this Agreement. Section 6.19 Master Subscription Agreement. Prior to the Closing, the Parties will enter into the Master Subscription Agreement in substantially the form set forth on Exhibit C, to be effective immediately following and contingent upon the occurrence of the Closing. Section 6.20 Maintenance of Hardware. Following the Closing Date, Sellers shall maintain, or shall cause to be maintained, all hardware used in the operation of the Opensalon Pro Software and the Business, as set forth in the Opensalon Pro SaaS and Hardware Agreements by and between any Seller and any Franchisee, as if such Seller remained a party thereto. Section 6.21 Maintenance of Web Domains. Following the Closing Date, and continuing until the earlier of: (i) such time as all Available Locations have Migrated, have shut down, or have been shut down as a result of a failure to Migrate following receipt of instruction to do so from the Seller Parties; and (ii) the Parties mutually agree otherwise, Buyer shall maintain the www.Opensalon.com and www.Opensalon.co web sites in the ordinary course of business, consistent with ordinary business practice. Section 6.22 Compliance with ProPoint Settlement Agreement. For so long as the ProPoint Settlement Agreement and any amendments thereto shall remain in effect, Sellers shall, and where applicable shall cause their Affiliates to, comply with the terms of the ProPoint Settlement Agreement in all respects (including as amended, if at all). Section 6.23 Payment of ProPoint Indemnity Holdback Amount. The Seller Parties hereby grant Buyer the right, but not the obligation, to use monies contained within the ProPoint Indemnity Holdback Amount to pay ProPoint or its designees, on Regis’ behalf, any amount due but not timely paid by Regis pursuant to that certain Amendment to ProPoint and Regis Agreement for Transition Services, Settlement, and Release of Certain Known and Unknown Claims and the Transition Services Agreement dated on or about the date hereof between Regis and ProPoint. The ProPoint Indemnity Holdback Payment Amount shall be reduced by the amount of all payments made by Buyer on Regis’ behalf pursuant to this Section 6.23. ARTICLE VII CONDITIONS TO THE CLOSING Section 7.01 Conditions to the Obligations of Each Party. The respective obligations of Buyer and Sellers to effect the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of the following conditions: (a) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction

52 or other legal or regulatory restraint or prohibition preventing the consummation of the transactions contemplated herein shall be in effect. (b) Government Approvals. All approvals of governments and government agencies necessary to consummate the transactions contemplated herein, shall have been received. All applicable waiting periods under the HSR Act shall have expired or early termination shall have been granted by either the Federal Trade Commission of the United States Department of Justice. (c) Master Subscription Agreement. The Master Subscription Agreement including any statements of work for post-closing support described in Section 6.18 herein shall have been entered into by each of the parties thereto. Section 7.02 Conditions to the Obligations of Buyer. The obligations of Buyer hereunder to consummate and effect the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Buyer in its sole discretion): (a) Representations and Warranties; Officer’s Certificate. Each of the representations and warranties made by Sellers in this Agreement shall be true and correct when made and, except to the extent such representations and warranties speak as of an earlier date, shall be true and correct in all material respects (except for such representations and warranties which are qualified by materiality shall be true and correct in all respects) on and as of the Closing Date, as though made on that date, and Sellers shall deliver to Buyer a certificate to such effect signed by the Chief Executive Officer of Regis. (b) Performance of Covenants. Sellers shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Sellers at or before the Closing, and Sellers shall deliver to Buyer a certificate to such effect signed by the Chief Executive Officer of Regis. (c) Secretary’s Certificate. Sellers shall have delivered to Buyer a certificate, dated the Closing Date and validly executed by the Secretary or equivalent officer of each Seller, certifying as to (i) the terms and effectiveness of the Certificate of Incorporation and the bylaws or equivalent governing documents of such Seller and (ii) the valid adoption of resolutions of the Board of Directors or equivalent of each Seller approving this Agreement and the consummation of the transactions contemplated hereby. (d) Third Party Consents. All consents (or in lieu thereof waivers) to the performance by Sellers of their obligations under this Agreement or to the consummation of the transactions contemplated hereby as are required under any contract, agreement or commitment to which any Seller is a party or by which any of the Purchased Assets are bound shall have been obtained and shall have been delivered to Buyer, including without limitation those consents set forth on Section 3.02(a)(v) of the Disclosure Schedule). (e) No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any event or condition of any character that has had or is reasonably likely to have a Material Adverse Effect with respect to any of the Purchased Assets, the Regis Locations, or the

53 ability of the Seller Parties to perform any covenants required to be performed pursuant to this Agreement. (f) No Claims. There shall be no action or proceeding of any nature pending or threatened against (i) Sellers, their respective properties or any of its respective officers or directors arising out of, or in any way connected with, the transactions contemplated hereby, or (ii) related to the Business or the Purchased Assets. (g) Ancillary Agreements. The Assignment and Assumption Agreement, the Intellectual Property Assignment Agreement and the Master Subscription Agreement shall each have been executed by Sellers, shall not have been rescinded by Sellers, and shall each become effective immediately upon Closing. (h) Offered Employees. No more than two of the Offered Employees who agreed to be interviewed for employment by Buyer shall have rejected offers of employment with Buyer. (i) Release of Liens. Sellers shall have delivered evidence reasonably satisfactory to Buyer that any and all Liens on the Purchased Assets have been released at Closing. Section 7.03 Conditions to the Obligations of Sellers. (a) Representations and Warranties. Each of the representations and warranties made by Buyer in this Agreement shall be true and correct when made and, except to the extent such representations and warranties speak as of an earlier date, shall be true and correct in all material respects (except for such representations and warranties which are qualified by materiality shall be true and correct in all respects) on and as of the Closing Date, as though made on that date. (b) Performance of Covenants. Buyer shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Buyer at or before the Closing. (c) Ancillary Agreements. The Assignment and Assumption Agreement, the Intellectual Property Assignment Agreement and the Master Subscription Agreement shall each have been executed by Buyer, shall not have been rescinded by Buyer, and shall each become effective immediately upon Closing. ARTICLE VIII INDEMNIFICATION Section 8.01 Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein shall survive the Closing and shall remain in full force and effect until the date that is eighteen (18) months from the Closing Date; provided, that the representations and warranties in Section 4.01, Section 4.02, Section 4.07, Section 4.09, Section 4.17, Section 4.19, Section 5.01, Section 5.02 and Section 5.04 (collectively, the “Fundamental Representations”) shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof) plus 60 days. All covenants and agreements of the Parties contained herein shall survive the Closing indefinitely or

54 for the period explicitly specified therein. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching Party to the breaching Party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved. Section 8.02 Indemnification By Sellers. Subject to the other terms and conditions of this Article VII, Sellers and their Affiliates (the “Seller Indemnitors”) shall jointly and severally indemnify and defend each of Buyer and its Affiliates and their respective Representatives (collectively, the “Buyer Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Buyer Indemnitees based upon, arising out of, with respect to or by reason of: (a) any inaccuracy in or breach of any of the representations or warranties of Sellers contained in this Agreement, the Ancillary Documents or in any certificate or instrument delivered by or on behalf of Buyer pursuant to this Agreement; (b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by any Seller pursuant to this Agreement, the Ancillary Documents, the Master Subscription Agreement, or any certificate or instrument delivered by or on behalf of Sellers pursuant to this Agreement; (c) any Excluded Asset or any Excluded Liability; (d) the ProPoint Settlement Agreement or any breach thereof; (e) any failure of Migration of any Franchisee from the Opensalon Pro Software or the ProPoint Software to the Zenoti Software attributable to Sellers’ action or inaction, including Sellers’ breach of the Master Subscription Agreement or any agreement to which a Seller is a party; (f) any Action brought by ProPoint, its Affiliates, successors or assigns against Buyer or its Affiliates that arises as a result of any Migration pursuant to this Agreement or any other transaction contemplated hereby or under the ProPoint Settlement Agreement; or (g) any Third Party Claim based upon, resulting from or arising out of the Data Requirements, the business, operations, properties, assets or obligations of Sellers or any of their Affiliates (other than the Purchased Assets or Assumed Liabilities) and existing or arising on or prior to the Closing Date. Section 8.03 Indemnification By Buyer. Subject to the other terms and conditions of this Article VII, Buyer shall indemnify and defend each of Sellers and their Affiliates and their respective Representatives (collectively, the “Seller Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Seller Indemnitees based upon, arising out of, with respect to or by reason of:

55 (a) any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement, the Ancillary Documents or in any certificate or instrument delivered by or on behalf of Buyer pursuant to this Agreement; (b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Buyer pursuant to this Agreement; (c) any failure of Migration for any Franchisee from the Opensalon Pro Software or the ProPoint Software to the Zenoti Software attributable to Buyer’s action or inaction (other than in relation to an event for which the Seller Parties are required to indemnify Buyer hereunder), including any failure of Migration caused by the incompatibility of the Zenoti Software with the existing EloTouch Hardware used by Opensalon Pro Franchisees, or Buyer’s breach of the Master Subscription Agreement or any other agreement to which Buyer is a party; or (d) any Assumed Liability. Section 8.04 Certain Limitations. The indemnification provided for in Section 8.02 and Section 8.03 shall be subject to the following limitations: (a) (i) Seller Indemnitors shall not be liable to the Buyer Indemnitees for indemnification under Section 8.02(a) until the aggregate amount of all Losses in respect of indemnification under Section 8.02(a) exceeds fifty thousand dollars ($50,000) (the “Tipping Basket”), in which event Seller Indemnitors shall be required to pay or be liable for all such Losses from the first dollar, and (ii) the aggregate amount of all Losses for which Seller Indemnitors shall be liable pursuant to Section 8.02(a), other than with respect to a breach of the Fundamental Representations, shall not exceed eight million dollars ($8,000,000) (the “Cap”) and (iii) the aggregate amount of all Losses for which Seller Indemnitors shall be liable pursuant to a breach of the Fundamental Representations in Section 8.02(a) and Section 8.02(b) shall not exceed the Purchase Price, including the Migration Payment Amount, to the extent actually paid to Sellers. (b) (i) Buyer shall not be liable to the Seller Indemnitees for indemnification under Section 8.03(a) until the aggregate amount of all Losses in respect of indemnification under Section 8.03(a) exceeds the Tipping Basket, in which event Buyer shall be required to pay or be liable for all such Losses from the first dollar, and (ii) the aggregate amount of all Losses for which Buyer shall be liable pursuant to Section 8.03 shall not exceed the Cap. (c) Notwithstanding the foregoing, the limitations set forth in Section 8.04(a) and Section 8.04(b) shall not apply to Losses based upon, arising out of, with respect to or by reason of any inaccuracy in or breach of any Fundamental Representations. (d) For purposes of this ARTICLE VIII, any inaccuracy in or breach of any representation or warranty shall be determined without regard to any materiality, Material Adverse Effect or other similar qualification contained in or otherwise applicable to such representation or warranty. (e) Each Party agrees to mitigate its respective Losses after becoming aware of any claim as required by applicable Law.

56 Section 8.05 Indemnification Procedures. The Party making a claim under this ARTICLE VIII is referred to as the “Indemnified Party”, and the Party against whom such claims are asserted under this ARTICLE VIII is referred to as the “Indemnifying Party”. (a) Third Party Claims. If any Indemnified Party receives notice of the assertion or commencement of any Action made or brought by any Person who is not a Party to this Agreement or an Affiliate of a Party to this Agreement or a Representative of the foregoing (a “Third Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) calendar days after receipt of such notice of such Third Party Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Third Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Third Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel, and the Indemnified Party shall cooperate in good faith in such defense; provided, that if the Indemnifying Party is a Seller Indemnitor, such Indemnifying Party shall not have the right to defend or direct the defense of any such Third Party Claim that (x) is asserted directly by or on behalf of a Person that is a vendor or customer of the Business, or (y) seeks an injunction or other equitable relief against the Indemnified Party. In the event that the Indemnifying Party assumes the defense of any Third Party Claim, subject to Section 8.05(b), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right to participate in the defense of any Third Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof. The fees and disbursements of such counsel shall be at the expense of the Indemnified Party, provided, that if in the reasonable opinion of counsel to the Indemnified Party, (A) there are legal defenses available to an Indemnified Party that are different from or additional to those available to the Indemnifying Party; or (B) there exists a conflict of interest between the Indemnifying Party and the Indemnified Party that cannot be waived, the Indemnifying Party shall be liable for the reasonable fees and expenses of one counsel to the Indemnified Party in each jurisdiction for which the Indemnified Party reasonably determines counsel is required. If the Indemnifying Party elects not to compromise or defend such Third Party Claim, fails to promptly notify the Indemnified Party in writing of its election to defend as provided in this Agreement, or fails to diligently prosecute the defense of such Third Party Claim, the Indemnified Party may, subject to Section 8.05(b), pay, compromise, defend such Third Party Claim and seek indemnification for any and all Losses based upon, arising from or relating to such Third Party Claim. Sellers and Buyer shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available records relating to such Third Party Claim and furnishing, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending Party, management employees of the non-defending Party as may be reasonably necessary for the preparation of the defense of such Third Party Claim.

57 (b) Settlement of Third Party Claims. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third Party Claim without the prior written consent of the Indemnified Party, except as provided in this Section 8.05(b). If a firm offer is made to settle a Third Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third Party Claim and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party fails to consent to such firm offer within thirty (30) days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third Party Claim and in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Party fails to consent to such firm offer and also fails to assume defense of such Third Party Claim, the Indemnifying Party may settle the Third Party Claim upon the terms set forth in such firm offer to settle such Third Party Claim. If the Indemnified Party has assumed the defense pursuant to Section 8.05(a), it shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed). (c) Direct Claims. Any Action by an Indemnified Party on account of a Loss which does not result from a Third Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) days after the Indemnified Party becomes aware of such Direct Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have thirty (30) days after its receipt of such notice to respond in writing to such Direct Claim. The Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance (including access to the Indemnified Party’s premises and personnel and the right to examine and copy any accounts, documents or records) as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such thirty (30)-day period, the Indemnifying Party shall be deemed to have rejected such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement. Section 8.06 Payments. (a) Once a Loss is agreed to by the Indemnifying Party or finally adjudicated to be payable pursuant to this ARTICLE VIII, the Indemnifying Party shall satisfy its obligations within fifteen (15) Business Days of such final, non-appealable adjudication as set forth herein.

58 (b) Any Losses payable to a Buyer Indemnitee pursuant to Section 8.02(a) other than with respect to a breach of a Fundamental Representation shall be satisfied: (i) first, via deduction from the General Indemnity Holdback Amount or the Debt Refinancing Escrow Amount, at Buyer’s discretion; and (ii) second, to the extent the aggregate amount of Losses exceeds the General Indemnity Holdback Amount and the Debt Refinancing Escrow Amount, from Sellers or by set-off against any Migration Payment Amount that would otherwise be due to Sellers pursuant to this Agreement. (c) Any Losses payable to a Buyer Indemnitee pursuant to Section 8.02(d) or Section 8.02(f) shall be satisfied: (i) first, via deduction from the ProPoint Indemnity Holdback Amount; and (ii) second, to the extent the aggregate amount of Losses exceeds the ProPoint Indemnity Holdback Amount, at Buyer’s discretion, from either the General Indemnity Holdback Amount or the Debt Refinancing Escrow Amount, or by set-off against any Migration Payment Amount that would otherwise be due to Sellers pursuant to this Agreement. (d) Any Losses payable to a Buyer Indemnitee pursuant to Section 8.02(a) with respect to a breach of a Fundamental Representation or pursuant to Section 8.02(b), Section 8.02(c), Section 8.02(e) or Section 8.02(g) may be satisfied, at Buyer’s discretion, (i) by a direct payment of the amount of the applicable Losses by Sellers to such Buyer Indemnitee, (ii) to the extent available, from the General Indemnity Holdback Amount, (iii) to the extent available, from the ProPoint Indemnity Holdback Amount, (iv) to the extent available, from the Debt Refinancing Escrow Amount, (v) by set-off against any unpaid portion of the Migration Payment Amount, or (vi) by any combination of the foregoing. Section 8.07 Holdback Amounts Release. (a) General Indemnity Holdback Amount. (i) If the General Indemnity Holdback Amount exceeds the aggregate dollar amount, as of the General Indemnity Holdback Survival Date, of the sum of all Third Party Claims and Direct Claims that have been made pursuant to Section 8.05 (other than any Third Party Claims and Direct Claims made pursuant to Section 8.02(d)), regardless of whether such Third Party Claims or Direct Claims have been finally resolved, (the “General Indemnity Holdback Payment Amount”), then within three (3) Business Days following the General Indemnity Holdback Survival Date, Buyer shall pay, or cause to be paid, the amount by which the General Indemnity Holdback Amount exceeds the General Indemnity Holdback Payment Amount to Sellers, by wire transfer of immediately available funds to such account or accounts as may be designated in writing by Sellers at least two (2) Business Days prior to such payment date. (ii) With respect to any Third Party Claims or Direct Claims that have been made but not finally resolved as of the General Indemnity Holdback Survival Date pursuant to subsection (i) above (each, an “Unresolved Claim”), upon final resolution of each Unresolved Claim, Buyer shall pay, or cause to be paid, the amount by which the amount held back with respect to such Unresolved Claim exceeds the amount actually paid to resolve such Unresolved Claim, by wire

59 transfer of immediately available funds to such account or accounts as may be designated in writing by Sellers at least two (2) Business Days prior to such payment date. (b) ProPoint Indemnity Holdback Amount. (i) If the ProPoint Indemnity Holdback Amount exceeds the aggregate dollar amount, as of the ProPoint Indemnity Holdback Survival Date, of the sum of (x) all Third Party Claims and Direct Claims that have been made pursuant to Section 8.05 solely with respect to claims arising under Section 8.02(d), regardless of whether such Third Party Claims or Direct Claims have been finally resolved, plus (y) the amounts, if any, paid by Buyer on Regis’ behalf pursuant to Section 6.23 of this Agreement (such sum, the “ProPoint Indemnity Holdback Payment Amount”), then within three (3) Business Days following the ProPoint Indemnity Holdback Survival Date, Buyer shall pay, or cause to be paid, the amount by which the ProPoint Indemnity Holdback Amount exceeds the ProPoint Indemnity Holdback Payment Amount to Sellers, by wire transfer of immediately available funds to such account or accounts as may be designated in writing by Sellers at least two (2) Business Days prior to such payment date. (ii) With respect to any Unresolved Claims arising pursuant to Section 8.02(d) as of the ProPoint Indemnity Holdback Survival Date, upon final resolution of each Unresolved Claim, Buyer shall pay, or cause to be paid, the amount by which the amount held back with respect to such Unresolved Claim exceeds the amount actually paid to resolve such Unresolved Claim, by wire transfer of immediately available funds to such account or accounts as may be designated in writing by Sellers at least two (2) Business Days prior to such payment date. (c) Debt Refinancing Escrow Amount. (i) Within three (3) Business Days following the Debt Refinancing Escrow Survival Date, Buyer shall deliver written instructions to the Escrow Agent pursuant to the terms of the Escrow Agreement instructing the Escrow Agent to release the Debt Refinancing Escrow Amount, less (x) any amounts already paid pursuant to Section 8.07(c)(ii) to Sellers, and (y) any amounts released to Buyer in satisfaction of Losses pursuant to Section 8.06. (ii) From and following the Closing Date, Buyer shall deliver written instructions to the Escrow Agent pursuant to the terms of the Escrow Agreement instructing the Escrow Agent pay, or cause to be paid, on a quarterly basis, an amount that is the product of: (A) an amount set forth in Section 1(b) of Schedule B attached hereto multiplied by (B) a fraction, the numerator of which is the number of Regis Locations that Migrated to the Zenoti Software in the previous quarter, and the denominator of which is the number set forth in Section 1(c) of Schedule B attached hereto, until the full Debt Refinancing Escrow Amount has been paid.

60 Section 8.08 Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the Parties as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by Law. Section 8.09 Effect of Investigation. The representations, warranties and covenants of the Indemnifying Party, and the Indemnified Party’s right to indemnification with respect thereto, shall not be affected or deemed waived by reason of any investigation made by or on behalf of the Indemnified Party (including by any of its Representatives) or by reason of the fact that the Indemnified Party or any of its Representatives knew or should have known that any such representation or warranty is, was or might be inaccurate. Section 8.10 Exclusive Remedy. Notwithstanding anything to the contrary herein or in any Ancillary Document, together with Buyer’s right of set-off as provided in Section 2.05(e), except for fraud and specific performance pursuant to Section 10.11, from and after the Closing, the rights and remedies of Buyer and Sellers, and any Indemnified Party under this Article VII are exclusive and in lieu of any and all other rights and remedies which Buyer and Sellers, or any Indemnified Party, may have under this Agreement or any Ancillary Document or certificate delivered at the Closing in connection hereunder or thereunder or otherwise against each other with respect to a breach of representations and warranties under this Agreement or any Ancillary Document or certificate delivered at the Closing in connection hereunder or thereunder, and each party hereto expressly waives and releases, and agrees to waive and release, any and all other rights or causes of action it or its Affiliates may have against the other Parties or their respective Affiliates now or in the future under any Law with respect to such matters, except for fraud and specific performance pursuant to Section 10.11. For the avoidance of doubt, nothing herein shall limit or restrict the ability of any Party to seek specific performance or injunctive relief against any other Party in respect of a breach by any Party of the covenants set forth in Article VI. Section 8.11 No Double Recovery. No Indemnified Party shall be entitled to recover damages or obtain payment, reimbursement, restitution, indemnity or attorney’s fees and costs more than once in respect of any one Loss or related group of Losses, including to the extent that any Indemnified Party has been compensated therefor pursuant to Section 2.6. Accordingly, the amount of any Loss subject to indemnification under this Article VII shall be calculated net of any amounts actually recovered by an Indemnified Party under any indemnification agreements or any insurance policies covering any such Losses. In the event that an Indemnified Party recovers any proceeds with respect to any matter giving rise to Losses after Sellers have paid in full any indemnifiable Losses with respect to such matter to such Indemnified Party, then such Indemnified Party shall promptly make a reimbursement equal to the aggregate amount of such recovery (net of any reasonable costs of collection) to Sellers that provided such indemnity payments; provided, however, that the amount of any such reimbursement shall not exceed the amount actually paid by such Seller to such Indemnified Party with respect to the matter giving rise to such Losses. ARTICLE IX TERMINATION

61 Section 9.01 Termination. This Agreement may be terminated at any time prior to the Closing: (a) By mutual written consent of the Buyer and Sellers; (b) By Buyer by written notice to Sellers if: (i) there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Sellers pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Section 7.02 and such breach, inaccuracy or failure is incapable of being cured by August 1, 2022 (the “Outside Date”) or, if capable of being so cured, has not been cured by Sellers within ten (10) days of Sellers’ receipt of written notice of such breach, inaccuracy or failure from Buyer; or (ii) any of the conditions set forth in Section 7.02 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by the Outside Date unless such failure shall be due to the failure of Buyer to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing. (c) By Sellers by written notice to Buyer if: (i) there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Buyer pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Section 7.03 and such breach, inaccuracy or failure is incapable of being cured by Outside Date or, if capable of being so cured, has not been cured by Buyer within ten (10) days of Buyer’s receipt of written notice of such breach, inaccuracy or failure from Sellers; or (ii) any of the conditions set forth in Section 7.03 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by the Outside Date, unless such failure shall be due to the failure of Sellers to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing. (d) by Buyer or Seller in the event that (i) there shall be any Law that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited; or (ii) any Governmental Authority shall have issued a Governmental Order restraining or enjoining the transactions contemplated by this Agreement, and such Governmental Order shall have become final and non-appealable. Section 9.02 Effect of Termination. In the event of termination of this Agreement in accordance with this ARTICLE IX, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except:

62 (a) As set forth in this ARTICLE IX and in Section 6.03 and Section 10.01; and (b) that nothing herein shall relieve any party hereto from liability for any willful breach of any provision of this Agreement. ARTICLE X MISCELLANEOUS Section 10.01 Expenses. Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses or otherwise incident to its negotiation and preparation of this Agreement and to its performance and compliance with all agreements and conditions contained herein, whether or not the Closing shall have occurred. Section 10.02 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 10.02): If to Sellers: Regis Corporation 3701 Wayzata Boulevard Minneapolis, Minnesota 55416 Attn: General Counsel Email: legal_dept@regiscorp.com Fremont Software, LLC 3701 Wayzata Boulevard Minneapolis, Minnesota 55416 Attn: General Counsel Attn: Chief Technology Officer Email: legal_dept@regiscorp.com and jd@regiscorp.com with a copy to: Regis Corporation 3701 Wayzata Boulevard Minneapolis, Minnesota 55416

63 Attn: Chief Financial Officer Email: Kersten.zupfer@regiscorp.com If to Buyer: Soham Inc. 15375 SE 30th Place, Suite 100 Bellevue, Washington 98040 Attn: Dheeraj Koneru Email: dkoneru@zenoti.com with a copy to: Baker & Hostetler LLP 999 Third Avenue, Suite 3900 Seattle, WA 98104 Attn: Michael Moyer Email: mmoyer@bakerlaw.com Section 10.03 Interpretation. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Disclosure Schedules and Exhibits mean the Articles and Sections of, and Disclosure Schedules and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting an instrument or causing any instrument to be drafted. The Disclosure Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein. Section 10.04 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement. Section 10.05 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Except as provided in Section 6.04(d), upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible. Section 10.06 Entire Agreement. This Agreement and the Ancillary Documents constitute the sole and entire agreement of the Parties with respect to the subject matter contained

64 herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the Ancillary Documents, the Exhibits and Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control. Section 10.07 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. Neither Party may assign its rights or obligations hereunder without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder. Section 10.08 No Third-party Beneficiaries. Except as provided in ARTICLE VIII, this Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Section 10.09 Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each Party. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Section 10.10 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. (a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction). (b) ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF DELAWARE, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO

65 PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. (c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE ANCILLARY DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.10(c). Section 10.11 Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement or any Ancillary Document or certificate delivered at the Closing in connection hereunder or thereunder were not performed in accordance with the terms hereof or thereof and that the Parties shall be entitled to specific performance of the terms hereof or thereof, whether through injunctive relief or otherwise, in addition to any other remedy to which they are entitled at law or in equity. Section 10.12 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement. [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized. REGIS CORPORATION By: /s/ Matthew Doctor Name: Matthew Doctor Title: CEO FREMONT SOFTWARE, LLC By: /s/ Matthew Doctor Name: Matthew Doctor Title: CEO THE BARBERS, HAIRSTYLING FOR MEN & WOMEN, INC. By: /s/ Matthew Doctor Name: Matthew Doctor Title: CEO ROOSTERS MGC INTERNATIONAL LLC By: /s/ Matthew Doctor Name: Matthew Doctor Title: CEO REGIS HOLDINGS (CANADA), LTD, By: /s/ Matthew Doctor Name: Matthew Doctor Title: CEO MAGICUTS, LTD.

2 By: /s/ Matthew Doctor Name: Matthew Doctor Title: CEO FIRST CHOICE HAIRCUTTERS, LTD. By: /s/ Matthew Doctor Name: Matthew Doctor Title: CEO CUTCO ACQUISITION CORP. By: /s/ Matthew Doctor Name: Matthew Doctor Tile: CEO RPC ACQUISITION CORP. By: /s/ Matthew Doctor Name: Matthew Doctor Title: CEO SUPERCUTS, INC. By: /s/ Matthew Doctor Name: Matthew Doctor Title: CEO

3 SOHAM INC By: /s/ Dheeraj Koneru Name: Dheeraj Koneru Title: Vice President